Exhibit 4.1

EXECUTION VERSION

NCL Corporation Ltd.

as Issuer

AND

Norwegian Cruise Line Holdings Ltd.

as Guarantor

AND

U.S. Bank National Association

as Trustee

INDENTURE

Dated as of May 28, 2020

Exchangeable Senior Notes due 2026

Table of Contents

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EXHIBITS

Exhibit A	Form of Note	A-1

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INDENTURE dated as of May 28, 2020 among NCL Corporation Ltd., an exempted company incorporated under the laws of Bermuda and tax resident in the United Kingdom, as issuer (the “Company”, as more fully set forth in Section 1.01), Norwegian Cruise Line Holdings Ltd., a Bermuda exempted company formed as a holding company and tax resident in the United Kingdom (the “Guarantor”, as more fully set forth in Section 1.01) and U.S. Bank National Association, as trustee (the “Trustee”, as more fully set forth in Section 1.01).

WITNESSETH:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its Exchangeable Senior Notes due 2026 (the “Notes”), initially in an aggregate Original Principal Amount of $400,000,000, and the Guarantor has duly authorized the issuance of the Guarantee, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company and the Guarantor have duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Exchange, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as provided in this Indenture, the valid, binding and legal obligations of the Company, and this Indenture the valid, binding and legal obligations of the Company and the Guarantor, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes and the Guarantee have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, each of the Company and the Guarantor covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

Article 1
Definitions

Section 1.01         Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Accreted Principal Amount” means at any time with respect to a Note, and subject to the provisions of Section 14.02(h), the Original Principal Amount of $1,000 per Note, plus the aggregate of all interest payments accrued and added thereto on each Interest Accrual Date prior to such time in accordance with the provisions of Section 2.03; provided that the Accreted Principal Amount shall include all accrued interest to but excluding (i) the date on which the Accreted Principal Amount of the Notes is accelerated in accordance with the provisions of Section 6.02, (ii) any redemption date in accordance with the provisions of Article 16 or Article 17, (iii) any Fundamental Change Repurchase Date in accordance with the provisions of Article 15, and (iv) any Exchange Date under the circumstances set forth in Section 14.02(h), in each case, as though such date were an Interest Accrual Date.

“Accretion/Cash Interest Accrual Date” means June 1 and December 1 of each year beginning December 1, 2021 and ending June 1, 2025.

“Accretion-only Interest Accrual Date” means each of December 1, 2020 and June 1, 2021.

“Additional Amounts” shall have the meaning specified in Section 4.10(a).

“Additional Cash Interest” means all amounts, if any, payable pursuant to Section 6.03, as applicable.

“Additional Shares” shall have the meaning specified in Section 14.03.

“Adequate Cash Exchange Provisions” shall have the meaning specified in Section 15.02(e)B.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Antitrust Law” means the HSR Act and all other laws that are designed or intended to prohibit, restrict or regulate actions, including transactions, acquisitions and mergers, having the purpose or effect of creating or strengthening a dominant position, monopolization, lessening of competition or restraint of trade.

“Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Authorized Denomination” means, with respect to a Note, a minimum Original Principal Amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof.

“Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors.

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“Board of Directors” means, with respect to the Company or the Guarantor, the board of directors or the managers, as applicable, of the Company or the Guarantor, as the case may be, or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution or minutes of a meeting of the applicable Board of Directors certified by the Secretary or an Officer of the Company or the Guarantor, as the case may be, to have been duly adopted by the applicable Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City, Bermuda or other place of payment authorized or required by law or executive order to close or be closed.

“Cash-only Interest Payment Date” means December 1, 2025 and June 1, 2026.

“Certificated Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 Original Principal Amount and integral multiples of $1,000 in excess thereof.

“Change in Tax Law” shall have the meaning specified in Section 16.01.

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Share Capital of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by an Officer of the Company.

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 60 Livingston Avenue, St. Paul, Minnesota 55107-1419, or such other address as the Trustee may designate from time to time by notice to the Holders, the Company and the Guarantor, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders, the Company and the Guarantor).

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“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily VWAP” means, for any trading day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “NCLH <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one Ordinary Share on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Optional Redemption Price, the Tax Redemption Price, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(b) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Description of Notes” means the Description of Notes attached to the Investment Agreement as Exhibit A.

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“Effective Date” means the first date on which the Ordinary Shares trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.

“Equity-Linked Securities” shall have the meaning specified in Section 14.04(f).

“Event Effective Date” shall have the meaning specified in Section 14.03(c).

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from Guarantor or, if applicable, from the seller of the Ordinary Shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

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“Excess Shares” shall have the meaning specified in Section 14.01(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” shall have the meaning specified in Section 4.02.

“Exchange Date” shall have the meaning specified in Section 14.02(c).

“Exchange Obligation” shall have the meaning specified in Section 14.01(a).

“Exchange Price” means as of any date, $1,000 divided by the Exchange Rate as of such date.

“Exchange Rate” shall have the meaning specified in Section 14.01(a).

“Exempt Issuance” means the issuance of (a) Ordinary Shares or options to purchase Ordinary Shares to employees, officers, directors, consultants, suppliers, vendors or professionals of the Guarantor pursuant to any stock or option plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities issued upon exchange of the Notes, (c) securities issued upon the exercise or exchange of securities outstanding on the Issue Date, provided that, such securities have not been amended since the Issue Date to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities, and (d) securities, including options or warrants to purchase Ordinary Shares, issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Guarantor and not for the primary purpose of raising capital.

“Expiration Date” shall have the meaning specified in Section 14.04(e).

“Expiration Time” shall have the meaning specified in Section 14.04(e).

“Floor Price” means $11.00, provided that such Floor Price will be adjusted as of any date on which the Exchange Rate of the Notes is adjusted pursuant to Sections 14.04(a) through (e). Such adjusted Floor Price will equal (i) the Floor Price immediately prior to such adjustment, multiplied by (ii) a fraction, the numerator of which is the Exchange Rate immediately prior to the adjustment giving rise to the Floor Price adjustment and the denominator of which is the Exchange Rate as so adjusted.

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

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“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Exchange” shall mean the “Form of Notice of Exchange” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(1)       a “person” or “group” (as such terms are used for the purposes of Section 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of share capital of Guarantor that is entitled to exercise or direct the exercise of more than 50% of the rights to vote to elect members of the Board of Directors of Guarantor;

(2)       the consummation of (A) any recapitalization, reclassification or change of Ordinary Shares (other than changes resulting from a subdivision or combination) as a result of which Ordinary Shares would be converted into, or exchanged for, stock, shares, other securities, other property or assets; (B) any share exchange, consolidation, amalgamation or merger of Guarantor pursuant to which Ordinary Shares will be converted into, or exchanged for, cash, securities or other property or assets (or any combination thereof); or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of Guarantor’s and its subsidiaries’ consolidated assets, taken as a whole, to any person other than Guarantor or one of its wholly owned subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of the Common Equity of Guarantor immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions vis-à-vis each other as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);

(3)       Guarantor’s shareholders approve any plan or proposal for the liquidation or dissolution of Guarantor;

(4)       Ordinary Shares (or other Common Equity or American depositary shares in respect of Common Equity for which the Notes are exchangeable) cease to be listed or quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) for more than one Business Day; or

(5)       the Company or the Issuer Permitted Successor, as applicable, ceases to be a wholly owned subsidiary of Guarantor or a Guarantor Permitted Successor, unless the Company is merged into Guarantor or a Guarantor Permitted Successor in accordance with Article 11, provided, however, that a transaction or transactions described in clause (1) or (2) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the holders of the Ordinary Shares, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ or appraisal rights, in connection with such transaction or transactions consists of shares of Common Equity or American depositary shares in respect of Common Equity that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions such consideration becomes the Reference Property for the Notes (subject to the provisions set forth in Section 14.02).

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Any event, transaction or series of related transactions that constitute a Fundamental Change under both clause (1) and clause (2) above (determined without regard to the proviso in clause (2) above) shall be deemed to be a Fundamental Change solely under clause (2) above.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02.

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)A.

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02.

“Global Note” shall have the meaning specified in Section 2.05(a).

“Guarantee” means the guarantee of the Company’s payment obligations under this Indenture and the Notes, issued by the Guarantor pursuant to Article 13 of this Indenture.

“Guarantor” means Norwegian Cruise Line Holdings Ltd., a Bermuda exempted company formed as a holding company and a tax resident in the United Kingdom, and means the Guarantor until such time as the Guarantor shall be released and relieved of its obligations pursuant to Section 13.03 of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Guarantor Permitted Successor” shall have the meaning specified in Section 11.01(a)A.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Note is registered on the Note Register. The registered Holder of a Note shall be treated as its owner for all purposes.

“holder,” as applied to any Note, means the owner of a beneficial interest in a Note, unless the context otherwise requires.

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“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

“Indebtedness” means, with respect to any Person:

(1)        the principal of any indebtedness of such person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments; and

(2)        to the extent not otherwise included, any obligation of such person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (1) of another person (other than by endorsement of negotiable instruments for collection in the ordinary course of business).

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Interest Accrual Date” means each Accretion-only Interest Accrual Date and Accretion/Cash Interest Accrual Date.

“Interest Accrual/Payment Date” means each Interest Accrual Date and Cash-only Interest Payment Date.

“Investment Agreement” means the investment agreement, dated as of May 5, 2020, by and among the Company, the Guarantor and LC9 Skipper, L.P.

“Investor Rights Agreement” means the investor rights agreement, dated as of May 28, 2020, by and among the Company, the Guarantor and the investor party thereto.

“Issue Date” means May 28, 2020.

“Issuer Permitted Successor” shall have the meaning specified in Section 11.02(a).

“Last Reported Sale Price” per share of Ordinary Shares on any date means:

(a)       the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the Relevant Stock Exchange;

(b)       if the Ordinary Shares are not listed for trading on a Relevant Stock Exchange on such date, the last quoted bid price per share for the Ordinary Shares in the over-the-counter market on such date as reported by OTC Markets Group Inc. or a similar organization; and

(c)       if the Ordinary Shares are not so quoted, the average of the mid-point of the last bid and ask prices per share for the Ordinary Shares on such date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

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“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change, after giving effect to any exceptions to or exclusions from the definition thereof, but without regard to the proviso in clause (2) of the definition thereof.

“Make-Whole Fundamental Change Company Notice” shall have the meaning specified in Section 14.03(b).

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 14.03.

“Maturity Date” means June 1, 2026.

“NCL Parties” refers to the Company and the Guarantor.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05.

“Note Registrar” shall have the meaning specified in Section 2.05.

“Notice of Exchange” shall have the meaning specified in Section 14.02(b)(ii).

“Notice of Optional Redemption” shall have the meaning specified in Section 17.02.

“Notice of Tax Redemption” shall have the meaning specified in Section 16.02.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Assistant Treasurer, the Secretary or the Assistant Secretary of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company or the Guarantor, as the case may be, that meets the requirements of Section 18.06.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 18.06. The counsel may be an employee of or counsel to the Company or the Guarantor.

“Optional Redemption” shall have the meaning specified in Section 17.02.

“Optional Redemption Date” shall have the meaning specified in Section 17.02.

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“Optional Redemption Price” means, for any Notes to be redeemed pursuant to Section 17.02, 100% of the Accreted Principal Amount of such Notes.

“Original Principal Amount” means, at any date or time, the $1,000 original principal amount per Note on the date of original issuance of such Note.

“Ordinary Shares” means the ordinary shares of the Guarantor, par value $0.001 per ordinary share.

“Ownership Limitation” means the restrictions contained in the Investor Rights Agreement and the restrictions contained in Article 11 of the Guarantor’s bye-laws (or a successor provision in the Guarantor’s bye-laws as it may be further amended) providing, among other things, that no one person or group of related persons may Beneficially Own (as such term is defined in the Guarantor’s bye-laws as may be further amended), more than 4.9% of any class of Shares (as such term is defined in the Guarantor’s bye-laws, as it may be further amended), whether measured by vote, value (as determined by the Guarantor’s Board of Directors in good faith, which determination shall be exclusive) or number, unless they receive an exemption from the Guarantor’s Board of Directors, pursuant to the Guarantor’s bye-laws.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)       Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)       Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)       Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)       Notes surrendered for purchase in accordance with Article 15 for which the Paying Agent holds money sufficient to pay the Fundamental Change Repurchase Price, in accordance with Section 15.04(b);

(e)       Notes exchanged pursuant to Article 14 and required to be cancelled pursuant to Section 2.08; and

(f)       Notes redeemed or repurchased by the Company, the Guarantor or any of the Guarantor’s other Subsidiaries.

“Paid-up Value” shall have the meaning specified in the definition of “Preference Shares” in Section 1.01.

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“Paying Agent” shall have the meaning specified in Section 4.02.

“Permitted Jurisdiction” means (i) any state of the United States, the District of Columbia, or any subdivision thereof or territory of the United States of America, (ii) Panama, (iii) Bermuda, (iv) the Commonwealth of The Bahamas, (v) the Isle of Man, (vi) the Marshall Islands, (vii) Liberia, (viii) Barbados and (ix) the Cayman Islands.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Preference Shares” means the whole or fractional Series A-2 redeemable preference shares of the Company, having the rights set out in the certificate of designations, preferences and other rights adopted by the Company, with a par value of $1,000 each, which will be issued on exchange of the Notes at a paid-up value (“Paid-up Value”) of $1,000 each per $1,000 principal amount of Notes, immediately transferred to Guarantor and automatically exchanged for Ordinary Shares.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Ordinary Shares have the right to receive any cash, securities or other property or in which Ordinary Shares are exchanged for or converted into, the date fixed for determination of holders of Ordinary Shares entitled to receive such cash, securities or other property (whether such date is fixed by Guarantor’s Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Regular Record Date,” with respect to any Interest Accrual/Payment Date, means the May 15 or November 15 (whether or not such day is a Business Day), as the case may be, immediately preceding such Interest Accrual/Payment Date.

“Relevant Stock Exchange” means the New York Stock Exchange or, if the Ordinary Shares (or other security for which a Last Reported Sale Price must be determined) are not then listed on the New York Stock Exchange, the principal other U.S. national or regional securities exchange on which the Ordinary Shares (or such other security) are then listed.

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Responsible Officer” means, with respect to the Trustee, any officer within the corporate trust department of the Trustee or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject, and, in each case, who shall have direct responsibility for the administration of this Indenture.

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“Restricted Securities” shall have the meaning specified in Section 2.05(b).

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Stock Exchange. If the Ordinary Shares is not so listed or admitted for trading on a Relevant Stock Exchange, “Scheduled Trading Day” means a “Business Day.”

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Separation Event” shall have the meaning specified in Section 14.11.

“Share Capital” means, for the Guarantor, any and all Ordinary Shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in Ordinary Shares issued by the Guarantor (however designated and including any class of preference shares of the Guarantor that vote as a class with Ordinary Shares); provided that debt securities, including the Notes and Preference Shares, that are convertible into or exchangeable for Share Capital shall not constitute Share Capital prior to their conversion or exchange, as the case may be.

“Significant Subsidiary” means a Subsidiary of the Guarantor that is a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act.

“Specified Corporate Event” shall have the meaning specified in Section 14.07(a).

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Stock Price” shall have the meaning specified in Section 14.03(c).

“Subsidiary” means, with respect to any Person:

(a)       any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person; and

(b)       any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interest or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person, in each case, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

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“Tax Jurisdiction” shall have the meaning specified in Section 4.10(a).

“Tax Redemption” shall have the meaning specified in Section 16.01.

“Tax Redemption Date” shall have the meaning specified in Section 16.02(a).

“Tax Redemption Price” means, for any Notes to be redeemed pursuant to Section 16.01, shall be calculated as:

(a)       100% of the Accreted Principal Amount of such Notes, plus

(b)       accrued and unpaid interest, if any, to, but not including, the Tax Redemption Date (unless the Tax Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Accrual/Payment Date, in which case (x) the interest accrued to, but not including, such Interest Accrual/Payment Date will be paid to the Holder as of the close of business on such Regular Record Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Accrual/Payment Date, if such Tax Redemption Date is before such Interest Accrual/Payment Date) and (y) the Tax Redemption Price shall not include any accrued and unpaid interest pursuant to this clause (b)), plus

(c)       all Additional Amounts (if any) then due or which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders of the Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Accrual/Payment Date and Additional Amounts (if any) in respect thereof). For the avoidance of doubt, if an Interest Accrual/Payment Date is not a Business Day and such Tax Redemption Date occurs on the Business Day immediately after such Interest Accrual/Payment Date, then (x) accrued and unpaid interest on Notes to, but not including, such Interest Accrual/Payment Date will be paid, in accordance with Section 18.07, on the next Business Day to Holders at the close of business on the immediately preceding Regular Record Date, and (y) the Tax Redemption Price will include interest on Notes to be redeemed from, and including, such Interest Accrual/Payment Date to, but not including, such Tax Redemption Date.

“Trading Day” means a day on which:

(a)       trading in the Ordinary Shares generally occurs on the Relevant Stock Exchange or, if the Ordinary Shares are not then listed on a Relevant Stock Exchange, on the principal other market on which the Ordinary Shares are then traded; and

(b)       a Last Reported Sale Price per share of Ordinary Shares is available on the Relevant Stock Exchange or such other market, provided, that, if the Ordinary Shares (or such other security) is not so listed or traded, “Trading Day” means a “Business Day.”

“transfer” shall have the meaning specified in Section 2.05(b).

“Trigger Event” shall have the meaning specified in Section 14.04(c).

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“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Valuation Period” shall have the meaning specified in Section 14.04(c).

“Variable Rate Transaction” means a transaction in which the Guarantor issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Ordinary Shares either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Ordinary Shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Guarantor or the market for the Ordinary Shares or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Guarantor may sell securities at a future determined price.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02         References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Cash Interest if, in such context, Additional Cash Interest is, was or would be payable pursuant to any of Section 6.03. Unless the context otherwise requires, any express mention of Additional Cash Interest in any provision hereof shall not be construed as excluding Additional Cash Interest in those provisions hereof where such express mention is not made.

Article 2
Issue, Description, Execution, Registration and Exchange of Notes

Section 2.01         Designation and Amount. The Notes shall be designated as the “Exchangeable Senior Notes due 2026.” The aggregate Original Principal Amount of Notes that may be authenticated and delivered under this Indenture, prior to accretion, is limited to $400,000,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.06, Section 2.07, Section 10.04, Section 14.02 and Section 15.04.

Section 2.02         Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

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Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as any Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such Original Principal Amount and Accreted Principal Amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate Original Principal Amount and Accreted Principal Amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect accreted interest, redemptions, repurchases, cancellations, exchanges for Preference Shares, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of the Accreted Principal Amount (including the Optional Redemption Price, Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03         Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.

(a)               The Notes shall be issuable in registered form without coupons in minimum denominations equal to the Authorized Denomination, provided that the Original Principal Amount of the Notes are subject to accretion from accrual of interest as described hereunder. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for a partial month, on the basis of the number of days actually elapsed in a 30-day month.

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Until but not including June 1, 2021, no cash interest shall be payable on the Notes. Instead, accrued interest at a rate of 7.00% per annum shall be added as an accretion to the principal amount of the Notes on each Accretion-only Interest Accrual Date. On each Accretion-only Interest Accrual Date, the principal amount of each Note shall be increased to equal the Accreted Principal Amount of such Note immediately prior to such Accretion-only Interest Accrual Date, plus the amount of interest accrued on such Accreted Principal Amount during the period beginning on the preceding Accretion-only Interest Accrual Date (or if none, during the period beginning on the Issue Date) and ending on, but excluding, the succeeding Accretion-only Interest Accrual Date. On and following June 1, 2021 until but not including June 1, 2025, interest shall accrue in a combination of (x) cash at a rate of 3.00% per annum and (y) accreted interest at a rate of 4.50% per annum added as an accretion to the principal amount of the Notes on each Accretion/Cash Interest Accrual Date. On each Accretion/Cash Interest Accrual Date, the cash portion of the accrued interest shall be paid and the principal amount of each Note shall be increased to equal the Accreted Principal Amount of such Note immediately prior to such Accretion/Cash Interest Accrual Date, plus the amount of interest on such Accreted Principal Amount during the period beginning on the preceding Interest Accrual/Payment Date (or if none, from the first anniversary of the Issue Date) and ending on, but excluding the succeeding Interest Accrual/Payment Date. On and following June 1, 2025, interest shall accrue in cash at a rate of 7.50% per annum and be paid in arrears on each Cash-only Interest Payment Date. Any reference herein to the principal amount of a Note at any time shall be a reference to its Accreted Principal Amount at such time.

On each Interest Accrual Date, if requested by the Trustee and/or the Holders of a majority of the aggregate principal amount of the Notes, the Company shall be required to notify the Trustee and each Holder of the Notes of the then current Accreted Principal Amount per Note.

(b)               The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on the Regular Record Date immediately preceding the relevant Interest Accrual/Payment Date shall be entitled to receive the interest payable on such Interest Accrual/Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes, which shall initially be the Corporate Trust Office. On each Cash-only Interest Payment Date and Accretion/Cash Interest Accrual Date, the Company shall pay cash interest in accordance with this Article 2:

A.                on any Certificated Notes to Holders by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Note Registrar to the contrary in writing; and

B.                 on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c)               Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate set forth in Section 4.01, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause A or B below:

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A.                The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be sent to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been sent, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause B of this Section 2.03(c).

B.                 The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system and the Depositary, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed satisfactory to the Trustee.

Section 2.04         Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of at least one of its Officers.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

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Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 18.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be an Officer of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05         Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations or procedures as it may prescribe, the Company shall provide for the registration of Notes and transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate Original Principal Amount and Accreted Principal Amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any Authorized Denominations and of a like aggregate Original Principal Amount and Accreted Principal Amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for exchange into Preference Shares, redemption or required repurchase shall (if so required by the Company, the Trustee, the Paying Agent or any co-Paying Agent) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

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No service charge shall be imposed by the Company, the Trustee, the Note Registrar or any co-Note Registrar for any registration of transfer of Notes or exchange of Notes for other Notes or Preference Shares, but the Company or the Trustee may require a Holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted pursuant to Section 14.02(e) or Section 14.02(f).

None of the Company, the Trustee, the Note Registrar or any co-Note Registrars shall be required to exchange or register a transfer of (i) any Notes surrendered for exchange into Preference Shares or if a portion of any Note is surrendered for exchange into Preference Shares, (ii) any Notes, or a portion of any Note, surrendered for required purchase (and not withdrawn) in accordance with Article 15 or (iii) any Notes, or a portion of any Note, surrendered for redemption in accordance with Article 16 or Article 17.

All Notes or Preference Shares issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

Nothing in this Indenture to the contrary shall affect the transfer restrictions set forth in Section 3 of the Investor Rights Agreement.

(a)               So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(b) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Certificated Note, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures.

(b)               Notwithstanding anything in this Indenture to the contrary, every Note that bears or is required under this Section 2.05(b) to bear the legend set forth in this Section 2.05(b) (together with any Preference Shares delivered upon exchange of the Notes and required to bear the legend set forth in Section 2.05(c), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(b) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(b) and Section 2.05(c), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Preference Shares and Ordinary Shares, if any, delivered upon conversion and exchange thereof, which shall bear the legend set forth in Section 2.05(c), if applicable) shall bear a legend in substantially the following form (unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

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THIS SECURITY, THE PREFERENCE SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY AND THE ORDINARY SHARES, IF ANY, ISSUABLE UPON EXCHANGE FOR THE PREFERENCE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1.	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT AN AFFILIATE OF NORWEGIAN CRUISE LINE HOLDINGS LTD. (“NCLH”), AND

2.	AGREES FOR THE BENEFIT OF NCL CORPORATION LTD. (THE “COMPANY”) AND NCLH THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW EXCEPT:

(i)	TO THE COMPANY, NCLH OR ANY SUBSIDIARY THEREOF;

(ii)	PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT;

(iii)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT THAT IS NOT AN AFFILIATE OF NCLH; OR

(iv)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE) UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(iv) ABOVE, THE COMPANY, NCLH AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

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NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR NCLH AND NO PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR NCLH DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

No transfer of any Note will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(b)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with Applicable Procedures and in compliance with this Section 2.05(b).

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as the “Depositary” with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If:

(x)       the Depositary (i) notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days or (ii) ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed within 90 days; or

(y)       there has occurred and is continuing an Event of Default and a beneficial owner of any Note requests through the Depositary that its beneficial interest therein be issued in a Certificated Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate, an Opinion of Counsel and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver Certificated Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate Original Principal Amount and Accreted Principal Amount equal to the aggregate Original Principal Amount and Accreted Principal Amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

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Certificated Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(b) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Certificated Notes to the Persons in whose names such Certificated Notes are so registered.

At such time as all interests in a Global Note have been exchanged, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with Applicable Procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Certificated Notes, exchanged, canceled, repurchased or transferred to a transferee who receives Certificated Notes therefor or any Certificated Note is exchanged or transferred for part of such Global Note, the Original Principal Amount and Accreted Principal Amount of such Global Note shall, in accordance with the Applicable Procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. None of the Company, the Guarantor and the Trustee shall have any responsibility or liability for any act or omission of the Depositary.

(c)               Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the delivery date of the relevant Ordinary Shares, or such other period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any share certificate representing (x) a Preference Share delivered upon conversion of a Note or (y) Ordinary Shares delivered upon exchange of a Preference Share shall bear a legend in substantially the following form (unless such Ordinary Shares have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee and any transfer agent for the Ordinary Shares):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1.       REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT AN AFFILIATE OF NORWEGIAN CRUISE LINE HOLDINGS LTD. (“NCLH”), AND

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2.       AGREES FOR THE BENEFIT OF NCL CORPORATION LTD. (THE “COMPANY”) AND NCLH THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW EXCEPT:

(i)	TO THE COMPANY, NCLH OR ANY SUBSIDIARY THEREOF;

(ii)	PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT;

(iii)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT THAT IS NOT AN AFFILIATE OF NCLH; OR

(iv)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE) UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(iv) ABOVE, THE COMPANY, NCLH AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR NCLH AND NO PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR NCLH DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

(d)               Any such Ordinary Shares as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such Ordinary Shares for exchange in accordance with the procedures of the transfer agent for the Ordinary Shares, be exchanged for a new certificate or certificates for a like aggregate number of Ordinary Shares, which shall not bear the restrictive legend required by Section 2.05(c).

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(e)               The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture, the Investor Rights Agreement, or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among members of, or participants in, the Depositary or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(f)                Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.06         Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substitute Note, the Company or the Trustee may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note that has matured or is about to mature, is subject to Optional Redemption or Tax Redemption, or has been surrendered for repurchase or is about to be exchanged in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or exchange or authorize the exchange of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or exchange shall furnish to the Company, to the Trustee and, if applicable, to any Paying Agent or Exchange Agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such payment or exchange, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Exchange Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption or exchange or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, redemption or exchange of negotiable instruments or other securities without their surrender.

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Section 2.07         Temporary Notes. Pending the preparation of Certificated Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Certificated Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Certificated Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Certificated Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate Original Principal Amount and Accreted Principal Amount of Certificated Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Certificated Notes authenticated and delivered hereunder.

Section 2.08         Cancellation of Notes Paid, Exchanged, Etc. The Company shall cause all Notes surrendered for the purpose of payment, redemption, repurchase (but excluding notes repurchased pursuant to cash-settled swaps or other derivatives that are not physically settled), exchange or registration of transfer or exchange, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries or Affiliates), to be delivered to the Trustee for cancellation, and such Notes shall no longer be considered outstanding for purposes of this Indenture upon their payment, redemption, repurchase, exchange, registration of transfer or exchange. All Notes delivered to the Trustee for cancellation shall be cancelled promptly by it in accordance with its customary procedures. No Notes shall be authenticated in exchange for any Notes cancelled, except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures.

Section 2.09         CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee may use “CUSIP” numbers in notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

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Section 2.10         Purchases. The Company may, to the extent permitted by law and without the consent of Holders, directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Guarantor, the Company or the Guarantor’s other Subsidiaries or through private or public tenders or exchange offers or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company will cause any Notes so purchased (other than Notes purchased pursuant to cash-settled swaps or other derivatives that are not physically settled) to be surrendered to the Trustee for cancellation and they will no longer be considered “outstanding” under the Indenture upon their purchase.

Article 3
Satisfaction and Discharge

Section 3.01         Satisfaction and Discharge. This Indenture and the Notes shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect (except as set forth in the last paragraph of this Section 3.01), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

A.                either:

(i)                 all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been deposited in trust with the Trustee or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Note Registrar for cancellation; or

(ii)              the Company or the Guarantor has irrevocably deposited with the Trustee or delivered to Holders, as applicable, after all of the outstanding Notes have (i) become due and payable, whether at the Maturity Date, upon Optional Redemption, Tax Redemption or at any Fundamental Change Repurchase Date, and/or (ii) have been exchanged, cash or, solely to satisfy outstanding exchanges, Ordinary Shares (or if applicable, Reference Property), as applicable, sufficient to pay all of the outstanding Notes and/or satisfy all exchanges, as the case may be, and pay all other sums due and payable under this Indenture by the Company and the Guarantor, along with irrevocable instructions to apply such cash to the payment of the Notes, as applicable; and

B.                 the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

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Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Guarantor to the Trustee under Section 7.06 and, if Ordinary Shares shall have been deposited with the Paying Agent pursuant to Section 3.01A(ii), Section 4.04 shall survive such satisfaction and discharge.

Article 4
Particular Covenants of the Company and the Guarantor

Section 4.01         Payment of Accreted Principal Amount and Interest. The Company shall pay or cause to be paid the Accreted Principal Amount (including the Optional Redemption Price, Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and interest on the Notes on the dates and in the manner provided in the Notes. The Accreted Principal Amount and any required cash interest payments shall be considered paid on the date due if the Paying Agent, if other than the Company or the Guarantor, holds as of 10:00 a.m., New York City time, on the due date sum sufficient and deposited by the Company or the Guarantor (in immediately available funds in the case of cash payments) and designated for and sufficient to pay the Accreted Principal Amount and interest then due. Unless such Paying Agent is the Trustee, the Company will promptly notify the Trustee in writing of any failure to take such action.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal (including the Optional Redemption Price, Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable), at the rate equal to the interest rate (including cash interest and/or accretion interest, as applicable) on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate (including cash interest and/or accretion interest, as applicable) to the extent lawful.

Section 4.02         Maintenance of Office or Agency. The Company shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee) where Notes and Preference Shares may be presented or surrendered for registration of transfer or exchange or for payment, redemption or repurchase (“Paying Agent”) or for exchange (“Exchange Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. The Company shall, at all times, maintain an office or agency in the continental United States to serve as the Company’s Paying Agent and Exchange Agent for the Notes. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands (but not service of process) may be made at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. Further, if at any time there shall be no such office or agency in the continental United States where the Notes may be presented or surrendered for payment, the Company shall forthwith designate and maintain such an office or agency in the continental United States, in order that the Notes shall at all times be payable in the continental United States. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Exchange Agent” include any such additional or other offices or agencies, as applicable.

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The Company hereby appoints the Trustee as Paying Agent, Note Registrar, Custodian and Exchange Agent and designates the Corporate Trust Office of the Trustee as one such office or agency of the Company.

The Company reserves the right to vary or terminate the appointment of any Note Registrar, Paying Agent or Exchange Agent; act as the Paying Agent; appoint additional Paying Agents or Exchange Agents; or approve any change in the office through which any Note Registrar or Paying Agent or Exchange Agent acts.

Section 4.03         Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04         Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

A.                that it will hold all sums held by it as such agent for the payment of the Accreted Principal Amount (including the Optional Redemption Price, Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

B.                 that it will give the Trustee prompt notice of any failure by the Company to make any payment of the Accreted Principal Amount (including the Optional Redemption Price, Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

C.                 that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the Accreted Principal Amount (including the Optional Redemption Price, Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of the Notes, deposit with the Paying Agent a sum sufficient to pay such Accreted Principal Amount (including the Optional Redemption Price, Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable), and unless such Paying Agent is the Trustee, the Company will promptly notify the Trustee in writing of any failure to take such action; provided that, if such deposit is made on the due date, such deposit must be received by the Paying Agent by 10:00 a.m., New York City time, on such date.

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(b)               If the Company shall act as its own Paying Agent, it will, on or before each due date of the Accreted Principal Amount (including the Optional Redemption Price, Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such Accreted Principal Amount (including the Optional Redemption Price, Tax Redemption Price the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the Accreted Principal Amount (including the Optional Redemption Price, Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c)               Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d)               Subject to applicable escheat laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the Accreted Principal Amount (including the Optional Redemption Price, Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, any Note and remaining unclaimed for two years after such Accreted Principal Amount (including the Optional Redemption Price, Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable), or interest has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.05         [Reserved.]

Section 4.06         Rule 144A Information Requirement and Reporting. (a) For as long as any Notes or Ordinary Shares are outstanding hereunder, at any time the Guarantor is not subject to Sections 13 and 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any Ordinary Shares issued upon exchange thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or any Ordinary Shares issued upon exchange of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such notes or Ordinary Shares, as the case may be, pursuant to Rule 144A (as such rule may be amended from time to time). The Company shall take such further action as any Holder or beneficial owner of such Notes or such Ordinary Shares may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes or Ordinary Shares in accordance with Rule 144A, as such rule may be amended from time to time.

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(b)               The Guarantor shall provide to the Trustee within 15 days after the same are required to be filed with the Commission (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any successor rule under the Exchange Act or any special order of the Commission), copies of any documents or reports that the Guarantor is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the Commission). Any such document or report that the Guarantor files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be provided to the Trustee for purposes of this Section 4.06(b) as of the time such documents are filed via the EDGAR system (or such successor).

(c)               Delivery of the reports, information and documents described in Section 4.06(b) to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s and/or the Guarantor’s compliance with any of the Company’s and/or the Guarantor’s covenants under this Indenture or the Notes (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate). The Trustee shall not be obligated by such covenants or to determine whether any reports or other documents have been filed with the Commission or via the Commission’s EDGAR system (or any successor thereto) or posted on any website, or to participate in any conference calls. As used in this Section 4.06(c), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

Section 4.07         No Rights as Shareholders. Holders of Notes, as such, will not have any rights as shareholders of the Guarantor or the Company (including, without limitation, voting rights and rights to receive any dividends or other distributions on Ordinary Shares).

Section 4.08         Stay, Extension and Usury Laws. Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.09         Compliance Certificate; Statements as to Defaults.

(a)               The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year (beginning with the year ended December 31, 2020), an Officer’s Certificate stating whether the signer thereof has knowledge of any Default that occurred during the previous year and is then continuing and, if so, specifying each such failure and the nature thereof.

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(b)               The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee an Officer’s Certificate within 30 days after an Officer of the Company becomes aware of the occurrence of any event that would constitute a Default or Event of Default, specifying each such event, the status thereof and what action the Company is taking or proposes to take with respect thereto.

Section 4.10         Additional Amounts.

(a)               All payments made by or on behalf of the Company or the Guarantor (including, in each case, any successor entity), including amounts payable upon redemption, repurchase or conversion, under or with respect to the Notes or the Guarantee, including, but not limited to, payments of the Accreted Principal Amount (including, if applicable, the Optional Redemption Price, Tax Redemption Price and the Fundamental Change Repurchase Price) and deliveries of Ordinary Shares upon exchange will be made free and clear of and without withholding or deduction for, or on account of, any present or future taxes unless the withholding or deduction of such taxes is then required by law. If the Company, the Guarantor or any other applicable withholding agent is required by law to withhold or deduct any amount for, or on account of, any taxes imposed or levied by or on behalf of (1) any jurisdiction in which the Company or the Guarantor is or was incorporated, engaged in business, organized or resident for tax purposes or any political subdivision thereof or therein or (2) any jurisdiction from or through which any payment is made by or on behalf of the Company or the Guarantor (including, without limitation, the jurisdiction of any Paying Agent) or any political subdivision thereof or therein (each of (1) and (2), a “Tax Jurisdiction”) in respect of any payments or delivery under or with respect to the Notes or the Guarantee, including, without limitation, payments of the Accreted Principal Amount, Optional Redemption Price, Tax Redemption Price, purchase price, interest or premium, the Company or the Guarantor, as applicable, will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments or delivery by each Holder after such withholding or deduction will equal the respective amounts that would have been received by each Holder in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:

A.                any taxes, to the extent such taxes would not have been imposed but for the Holder or the beneficial owner of the Notes (or a fiduciary, settlor, beneficiary, partner of, member or shareholder of, or possessor of a power over, the relevant Holder or beneficial owner, if the relevant Holder or the beneficial owner is an estate, trust, nominee, partnership, limited liability company or corporation) being or having been a citizen or resident or national of, or incorporated, engaged in a trade or business in, being or having been physically present in or having or having had a permanent establishment in, the relevant Tax Jurisdiction or having had any other present or former connection with the relevant Tax Jurisdiction, other than any connection arising solely from the acquisition, ownership or disposition of Notes, the exercise or enforcement of rights under such Note, this Indenture or the Guarantee, or the receipt of payments in respect of such Note or the Guarantee;

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B.                 any taxes, to the extent such taxes were imposed as a result of the presentation of a Note for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period);

C.                 any estate, inheritance, gift, sale, transfer, personal property or similar taxes;

D.                any taxes payable other than by deduction or withholding from payments under, or with respect to, the Notes or the Guarantee;

E.                 any taxes to the extent such taxes would not have been imposed or withheld but for the failure of the Holder or beneficial owner of the Notes, following the Company’s reasonable written request addressed to the Holder at least 30 days before any such withholding or deduction would be imposed, to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, taxes imposed by the Tax Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Tax Jurisdiction), but in each case, only to the extent the Holder or beneficial owner is legally eligible to provide such certification or documentation;

F.                  any taxes imposed in connection with a Note presented for payment (where presentation is permitted or required for payment) by or on behalf of a Holder or beneficial owner of the Notes to the extent such taxes could have been avoided by presenting the relevant Note to, or otherwise accepting payment from, another paying agent;

G.                any taxes imposed on or with respect to any payment by the Company or the Guarantor to the Holder of the Notes if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that such taxes would not have been imposed on such payments had such Holder been the sole beneficial owner of such Note;

H.                any taxes imposed by the United States, any state thereof or the District of Columbia or any subdivision thereof or territory thereof, including any U.S. federal withholding taxes and any taxes that are imposed pursuant to current Section 1471 through 1474 of the Code or any amended or successor version that is substantively comparable and not materially more onerous to comply with, any regulations promulgated thereunder, any official interpretations thereof, any intergovernmental agreement between a non-U.S. jurisdiction and the United States (or any related law or administrative practices or procedures) implementing the foregoing or any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above); or

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I.                    any combination of clauses A through H above.

(b)               In addition to the foregoing, the Company and the Guarantor will also pay and indemnify the Holder for any present or future stamp, issue, registration, value added, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest and additions to tax related thereto) which are levied by any relevant Tax Jurisdiction on the execution, delivery, issuance, or registration of any of the Notes, this Indenture, the Guarantee or any other document referred to therein, or the receipt of any payments, with respect thereto, or enforcement of, any of the Notes or the Guarantee (limited, solely in the case of taxes attributable to the receipt of any payments, or that are imposed on or result from a sale or other transfer or disposition of a Note by a Holder or a beneficial owner, to any such taxes imposed in a Tax Jurisdiction that are not excluded under clauses A through C or E through I above or any combination thereof), save in each case for any such taxes, charges or levies which arise or are increased as a result of any document effecting the registration, issue or delivery of any of the notes either being signed or executed in the United Kingdom or being brought into the United Kingdom (save in each case where it was required by law or for the purposes of enforcing the notes to do so).

(c)               If the Company or the Guarantor, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or the Guarantee, the Company or the Guarantor, as the case may be, will deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Company or the Guarantor shall notify the Trustee promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificates must also set forth any other information reasonably necessary to enable the Paying Agents to pay Additional Amounts to Holders on the relevant payment date. The Company or the Guarantor will provide the Trustee with documentation reasonably satisfactory to the trustee evidencing the payment of Additional Amounts. The Trustee shall be entitled to rely absolutely on an Officer’s Certificate as conclusive proof that such payments are necessary.

(d)               The Company or the Guarantor, if it is the applicable withholding agent, will make all withholdings and deductions (within the time period) required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The Company or the Guarantor will use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any taxes so deducted or withheld. The Company or the Guarantor will furnish to the Trustee (or to a Holder of the Notes upon request), within 60 days after the date the payment of any taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Company or the Guarantor, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments (reasonably satisfactory to the trustee) by such entity.

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(e)               Whenever in this Indenture or the Notes there is mentioned, in any context, the payment of amounts based upon the Accreted Principal Amount of the Notes or of interest or of any other amount payable under, or with respect to, any of the Notes or the Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(f)                This Section 4.10 will survive any termination, defeasance or discharge of this Indenture, any transfer by a Holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor person to the Company (or the Guarantor) is incorporated, engaged in business, organized or resident for tax purposes, or any jurisdiction from or through which payment is made under or with respect to the Notes (or the Guarantee) by or on behalf of such person and, in each case, any political subdivision thereof or therein.

Article 5
[Reserved]

Article 6
Defaults and Remedies

Section 6.01         Events of Default. The following events shall be “Events of Default” with respect to the Notes:

(a)               default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b)               default in the payment of the Accreted Principal Amount of any Note when due and payable on the Maturity Date, upon Optional Redemption, upon any required repurchase, upon a Tax Redemption, upon declaration of acceleration or otherwise;

(c)               failure by the Company to comply with its obligation to convert the Notes into Preference Shares or to procure the delivery of Ordinary Shares issuable upon exchange of the Preference Shares in accordance with this Indenture upon the exercise of a holder’s exchange right, and, in each case, such failure continues for five Business Days.

(d)               failure by the Company to issue (i) a Fundamental Change Company Notice in accordance with Section 15.02(c) or (ii) or a Make-Whole Fundamental Change Company Notice in accordance with Section 14.03(b), and, in each case such failure continues for five Business Days;

(e)               failure by the Company or the Guarantor to comply with its obligations under Article 11;

(f)                failure by the Company or the Guarantor for 60 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding has been received by the Company and the Trustee to comply with any of the other agreements of the Company or the Guarantor contained in the Notes or this Indenture;

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(g)               the failure by the Company, the Guarantor or any Significant Subsidiary (or any group of Subsidiaries of the Guarantor that together would constitute a Significant Subsidiary) to pay any Indebtedness (other than Indebtedness owing to the Company, the Guarantor or one of the Guarantor’s Subsidiaries other than the Company) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $125,000,000 or its foreign currency equivalent;

(h)               (A) a court having jurisdiction over the Company, the Guarantor or any Significant Subsidiary (or any group of Subsidiaries of the Guarantor that together would constitute a Significant Subsidiary) enters (x) a decree or order for relief in respect of the Company, the Guarantor or any Significant Subsidiary (or any group of Subsidiaries of the Guarantor that together would constitute a Significant Subsidiary) in an involuntary case or proceeding under any applicable Bankruptcy Law or (y) a decree or order adjudging the Company, the Guarantor or any Significant Subsidiary (or any group of Subsidiaries of the Guarantor that together would constitute a Significant Subsidiary) as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, the Guarantor or any such Subsidiary or group of Subsidiaries under any Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, the Guarantor or any such Subsidiary or group of Subsidiaries or of any substantial part of its or their property, or ordering the winding up or liquidation of its or their affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days or (B) the Company, the Guarantor or any Significant Subsidiary (or any group of Subsidiaries of the Guarantor that together would constitute a Significant Subsidiary) (i) commences a voluntary case under any Bankruptcy Law or consents to the entry of an order for relief in an involuntary case under any Bankruptcy Law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, the Guarantor or any such Subsidiary or group of Subsidiaries or for all or substantially all the property and assets of the Company, the Guarantor or any such Subsidiary or group of Subsidiaries, (iii) effects any general assignment for the benefit of creditors or (iv) generally is not paying its debts as they become due;

(i)                 failure by the Company, the Guarantor or any Significant Subsidiary (or any group of Subsidiaries of the Guarantor that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $125,000,000 or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days; or

(j)                 the Guarantee of the Guarantor is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or the Guarantor denies or disaffirms its obligations under the Guarantee.

Section 6.02         Acceleration. In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(h)) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company, with a copy to the Trustee, may declare 100% of the Accreted Principal Amount of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. If an Event of Default specified in Section 6.01(h) occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

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Section 6.03         Additional Cash Interest.

(a)               Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Guarantor’s failure to comply with its obligations as set forth in Section 4.06(b) shall, after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Cash Interest on the Notes (subject to Section 6.03(b)) at a rate equal to:

A.                0.25% per annum of the Accreted Principal Amount of the Notes outstanding for each day during the period beginning on, and including, the date on which such Event of Default first occurred and ending on the earlier of (x) the date on which such Event of Default is cured or validly waived and (y) the 180th day immediately following, and including, the date on which such Event of Default first occurred; and

B.                 if such Event of Default has not been cured or validly waived prior to the 181st day immediately following, and including, the date on which such Event of Default first occurred, 0.50% per annum of the Accreted Principal Amount of the Notes outstanding for each day during the period beginning on, and including, the 181st day immediately following, and including, the date on which such Event of Default first occurred and ending on the earlier of (x) the date on which such Event of Default is cured or validly waived and (y) the 360th day immediately following, and including, the date on which such Event of Default first occurred.

For the avoidance of doubt, the first 180-day period set forth in this Section 6.03 shall not commence until expiration of the 60-day period referenced in Section 6.01(f) above.

(b)               Notwithstanding anything in this Indenture to the contrary, in no event, however, shall any Additional Cash Interest that may accrue in the event the Company elects pursuant to Section 6.03 to pay Additional Cash Interest as the sole remedy relating to the failure to comply with the Company’s obligations under Section 4.06(c) accrue at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Cash Interest.

(c)               If the Company elects to pay Additional Cash Interest pursuant to Section 6.03(a), such Additional Cash Interest shall be payable in cash and on the same dates as the stated interest payable on the Notes and will accrue on all Notes then outstanding from, and including, the date on which the Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) first occurs to, but not including, the 361st day thereafter (or such earlier date on which such Event of Default is cured or waived by the Holders of a majority in principal amount of the Notes then outstanding). On the 361st day after such Event of Default (if such Event of Default is not cured or waived prior to such 361st day), such Additional Cash Interest will cease to accrue and the Notes will be subject to acceleration as provided in Section 6.02. In the event the Company does not elect to pay Additional Cash Interest following an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) in accordance with this Section 6.03, or the Company has elected to make such payment but does not pay the Additional Cash Interest when due, the Notes shall immediately be subject to acceleration as provided in Section 6.02. For the avoidance of doubt, the provisions of this Section 6.03 shall not affect the rights of Holders in the event of the occurrence of any other Event of Default.

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(d)               In order to elect to pay Additional Cash Interest as the sole remedy during the first 360 days after the occurrence of an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(c), the Company must notify all Holders of the Notes, the Trustee and the Paying Agent (if other than the Trustee) in writing of such election on or before the close of business on the date on which such Event of Default first occurs. Upon the Company’s failure to timely give such notice or pay Additional Cash Interest, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

Section 6.04         Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a), (b) or (c) of Section 6.01 shall have occurred and the Notes have become due and payable pursuant to Section 6.02, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for the Accreted Principal Amount (including the Optional Redemption Price, Tax Redemption Price or the Fundamental Change Repurchase Price, if applicable), satisfaction of the Exchange Obligation with respect to all Notes that have been exchanged, and interest, if any, with (to the extent that payment of such interest shall be legally enforceable) interest on any such overdue Accreted Principal Amount, at the rate set forth in Section 4.01, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, the Guarantor or any other obligor upon the Notes and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company, the Guarantor or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Guarantor or the Company under Bankruptcy Law, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Guarantor or the Company, or the property of the Guarantor or the Company, or in the event of any other judicial proceedings relative to the Guarantor or the Company, or to the creditors or property of the Guarantor or the Company, the Trustee, irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this (a), shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of the Accreted Principal Amount and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Guarantor or the Company, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

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Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver, rescission or annulment pursuant to Section 6.09 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Guarantor, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.

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Section 6.05         Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: to the payment of all amounts due the Trustee (acting in any capacity hereunder) under Section 7.06;

SECOND: to the payment of the amounts then due and unpaid for the Accreted Principal Amount of, the Optional Redemption Price, Tax Redemption Price (if applicable) and the Fundamental Change Repurchase Price (if applicable) of, and/or satisfaction of the Exchange Obligation with respect to all Notes that have been exchanged, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes; and

THIRD: to the Company.

Section 6.06         Proceedings by Holders. Except to enforce the right to receive payment of the principal amount (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment and/or delivery of the consideration due upon exchange of any Note, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)               such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(b)               the Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee in writing to pursue the remedy;

(c)               such Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability, claim or expense;

(d)               the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of such security or indemnity; and

(e)               the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder, it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such use prejudices the rights of another Holder or obtains a preference or priority over another Holder.

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Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the Accreted Principal Amount (including the Optional Redemption Price, Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon exchange of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit against the Company for the enforcement of any such payment of the Accreted Principal Amount (including the Optional Redemption Price, Tax Redemption Price and the Fundamental Change Repurchase Price, as applicable), accrued and unpaid interest, if any, on and the consideration due upon exchange of, its Notes, on or after such respective dates expressed or provided for in this Indenture shall not be amended without the consent of such Holder.

Section 6.07         Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08         Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09         Direction of Proceedings and Waiver of Defaults by Majority of Holders.

(a)               The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes or the Guarantee; provided, however, that (i) such direction shall not be in conflict with any rule of law or with this Indenture, and (ii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that conflicts with any rule of law or with this Indenture or that it determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) or that would involve the Trustee in personal liability.

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(b)               The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and rescind any acceleration with respect to the Notes and its consequences hereunder except:

A.                a default in the payment of the Accreted Principal Amount (including any Optional Redemption Price, Tax Redemption Price and any Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest, if any, on the Notes;

B.                 a failure by the Company to deliver the consideration due upon exchange of the Notes; or

C.                 with respect to a Default or Event of Default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each affected Holder;

provided that, in the case of the rescission of any acceleration with respect to the Notes, (1) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default (other than the nonpayment of the principal of and interest on the Notes that have become due solely by such declaration of acceleration) have been cured or waived and all amounts owing to the Trustee have been paid.

Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10         Notice of Defaults. If a Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee (as provided in Section 7.02(j)), the Trustee shall send to all Holders as the names and addresses of such Holders appear upon the Note Register notice of such Default within 90 days after it obtains such knowledge or, if it is not actually known to a Responsible Officer of the Trustee at such time, promptly (and in any event within ten (10) Business Days) after it becomes actually known to a Responsible Officer. Except in the case of a Default in the payment of the Accreted Principal Amount of (including the Optional Redemption Price, Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest, if any, on any Note or a Default in the payment or delivery of the consideration due upon exchange, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11         Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the Accreted Principal Amount of (including, but not limited to, the Optional Redemption Price, Tax Redemption Price and the Fundamental Change Repurchase Price with respect to the Notes being redeemed or repurchased as provided in this Indenture) or accrued and unpaid interest, if any, on any Note on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the payment or delivery of consideration due upon exchange.

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Article 7
Concerning the Trustee

Section 7.01         Duties and Responsibilities of Trustee.

(a)               Prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

A.                the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

B.                 in the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any such certificates and opinions, including mathematical calculations or other facts stated therein).

(b)               In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)               No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

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A.                this subsection shall not be construed to limit the effect of subsection (a) of this Section;

B.                 the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

C.                 the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with a written direction received by it pursuant to the terms hereof, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

D.                no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)               Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01.

Section 7.02         Certain Rights of the Trustee.

(a)               The Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)               any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Officer of the Company or the Guarantor, as the case may be;

(c)               the Trustee may consult with counsel of its selection and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)               the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, at a reasonable time on any Business Day, to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

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(e)               the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through duly authorized agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(f)                the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(g)               the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(h)               the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture;

(i)                 in no event shall the Trustee be liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(j)                 except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4 hereof, and the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Company or by any Holder of the Notes at the Corporate Trust Office of the Trustee and such notice references the Notes and this Indenture;

(k)               the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent (if other than the Trustee) or any records maintained by any co-Note Registrar with respect to the Notes;

(l)                 if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event;

(m)             in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses, fees, taxes or other charges incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company;

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(n)               the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(o)               subject to this Article 7, if an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability, claim or expense which might be incurred by it in compliance with such request or direction;

(p)               the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

(q)               under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

Section 7.03         No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04         Trustee, Paying Agents, Exchange Agents or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Exchange Agent, the Custodian or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Exchange Agent, Custodian or Note Registrar.

Section 7.05         Monies To Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law or as expressly provided herein. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

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Section 7.06         Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity hereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by the Trustee’s negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. The Company and the Guarantor, jointly and severally, covenant to indemnify the Trustee (which for purposes of this Section 7.06 shall include its officers, directors, employees and agents) in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense (including court costs and taxes other than taxes based on the income of the Trustee) incurred without negligence or willful misconduct (as determined by a final, non-appealable judgment of a court of competent jurisdiction) on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with exercise or performance of any of their powers or duties hereunder or of enforcing this Indenture against the Company or the Guarantor (including this Section 7.06). The obligations of the Company and the Guarantor under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. Such senior claim will survive the satisfaction and discharge of this Indenture. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligations of the Company and the Guarantor under this Section 7.06 shall survive the satisfaction and discharge of this Indenture, for any reason, including any termination or rejection hereof under any Bankruptcy Law, final payment of the Notes and the earlier resignation, removal or replacement of the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07         Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence and willful misconduct on the part of the Trustee, as determined by a final, non-appealable judgment of a court of competent jurisdiction, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence and willful misconduct on the part of the Trustee, as determined by a final, non-appealable judgment of a court of competent jurisdiction, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

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Section 7.08         Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.

Section 7.09         Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trust created hereby by giving written notice of such resignation to the Company and by mailing notice thereof to the Holders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, at the expense of the Company, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.11, on behalf of itself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(a)               In case at any time any of the following shall occur:

A.                the Trustee shall fail to comply with Section 7.13 within a reasonable time after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months;

B.                 the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

C.                 the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

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(b)               The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee by notifying the Trustee in writing at least 30 days prior to such removal and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after removal of the Trustee by the Holders, the Trustee may, at the expense of the Company, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee.

(c)               Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon (i) payment of all fees and expenses owing to the Trustee and (ii) acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10         Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the predecessor trustee shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such pursuant to this Indenture, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06. The retiring or removed Trustee shall have no responsibility or liability for the action or inaction of any successor Trustee.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall send or cause to be sent notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

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Section 7.11         Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates of authentication shall have the full force which it is anywhere in the Notes or in this Indenture; provided that the certificate of authentication of the Trustee shall have the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12         Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than ten Business Days after the date any Officer actually receives such application, unless any such Officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Section 7.13         Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of this Indenture.

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Section 7.14         Limitation on Trustee’s Liability. Except as provided in this Article, in accepting the trusts hereby created, the entities acting as Trustee are acting solely as Trustee hereunder and not in their individual capacity and, except as provided in this Article, all Persons having any claim against the Trustee by reason of the transactions contemplated by this Indenture or any Note shall look only to the Company and the Guarantor for payment or satisfaction thereof.

Article 8
Concerning the Holders

Section 8.01         Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes (which shall mean in each case the applicable percentage of the Accreted Principal Amount unless otherwise specified) may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (ii) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held, or (iii) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02         Proof of Execution by Holders. Subject to the provisions of Section 7.01 and Section 7.02, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.

Section 8.03         Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Exchange Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the Accreted Principal Amount of and (subject to Section 2.03) accrued and unpaid interest on such Note, for exchange of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Exchange Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder, or upon its order, shall be valid, and, to the extent of sums or shares so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any Holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

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Section 8.04         Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes (whether expressed as such or as Original Principal Amount or Accreted Principal Amount) have concurred in any direction, notice, consent, waiver or other action under this Indenture, Notes that are owned by the Company or by any Affiliate of the Company (including, for the avoidance of doubt, the Guarantor) shall be disregarded (from both the numerator and the denominator) and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05         Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

Article 9
[Reserved]

Article 10
Supplemental Indentures

Section 10.01     Supplemental Indentures Without Consent of Holders. Notwithstanding Section 10.02, without the consent of any Holder, the Company, the Guarantor and the Trustee may amend or supplement this Indenture, the Notes and the Guarantee to:

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(a)               cure any ambiguity, mistake, omission, defect or inconsistency in this Indenture, the Notes or the Guarantee;

(b)               provide for the assumption by an Issuer Permitted Successor or a Guarantor Permitted Successor, as the case may be, of the obligations of the Company or the Guarantor, as applicable, under this Indenture, the Notes or the Guarantee in accordance with Article 11;

(c)               add additional guarantees with respect to the Notes;

(d)               secure the Notes or the Guarantee;

(e)               increase the Exchange Rate of the Notes;

(f)                add to the covenants or Events of Default of the Company or the Guarantor that the Guarantor’s Board of Directors considers to be for the benefit of the Holders or make changes that would provide additional rights to Holders or surrender any right or power conferred upon the Company or the Guarantor;

(g)               make any change that does not adversely affect the rights of any Holder, as determined in good faith by the Company’s Board of Directors and evidenced by a Board Resolution of the Company delivered to the Trustee;

(h)               in connection with any Specified Corporate Event, provide that the Notes are exchangeable for Reference Property, subject to Section 14.02, and make certain related changes to the terms of this Indenture and the Notes to the extent expressly required by this Indenture;

(i)                 evidence and provide for the acceptance of an appointment under this Indenture of a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture as set forth in an Officer’s Certificate; or

(j)                 conform the provisions of this Indenture or the Notes to the Description of Notes.

The Trustee is hereby authorized to join with the Company and the Guarantor in the execution of any such amendment, supplement or waiver, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any amendment, supplement or waiver that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 10.02     Supplemental Indentures with Consent of Holders. Except as provided above in Section 10.01 and below in this Section 10.02, the Company, the Guarantor and the Trustee may from time to time and at any time amend or supplement this Indenture, the Notes and the Guarantee with the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), and any existing Default or Event of Default (other than (i) a Default or Event of Default in the payment of the principal (including any Optional Redemption Price, Tax Redemption Price and any Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded, and (ii) a Default or Event of Default as a result of a failure by the Company to deliver or procure delivery of the consideration due upon exchange of the Notes) or compliance with any provision of this Indenture, the Notes or the Guarantee may be waived with the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes); provided, however, that, without the consent of each Holder of an outstanding Note affected, no such amendment shall:

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(a)               reduce the amount of Notes whose Holders must consent to an amendment;

(b)               reduce the rate of or extend the stated time for payment of interest on any Note;

(c)               reduce the principal of or extend the Maturity Date of any Note;

(d)               reduce the amount of principal payable upon acceleration of the maturity of the Notes;

(e)               impair or adversely affect the right of Holders to exchange Notes or otherwise modify the provisions with respect to exchange, or reduce the Exchange Rate (subject to such modifications as are required under this Indenture);

(f)                reduce the Optional Redemption Price, Tax Redemption Price or Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(g)               make any Note payable in a money, or at a place of payment, other than that stated in the Note;

(h)               change the ranking of the Notes in right of payment of the obligations under the Notes;

(i)                 impair or affect the right of any Holder to institute suit for the enforcement of any payment of the Accreted Principal Amount (including the Optional Redemption Price, Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest, if any, on, or the consideration due upon exchange of, its Notes, on or after the respective due dates expressed or provided for in this Indenture;

(j)                 make any change to the provisions related to Additional Amounts set forth in Section 4.10 that adversely affects the Holders;

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(k)              make any change in this Article 10 or in the waiver provisions (including in Section 6.09), in each case, that requires each Holder’s consent;

(l)               modify the Guarantee in any manner adverse to the Holders; or

(m)             cause the Paid-up Value of the Preference Shares to be altered.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company and the Guarantor in the execution of such amendment, supplement or waiver unless such amendment, supplement or waiver adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment, supplement or waiver.

Holders do not need under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver of this Indenture. It shall be sufficient if such Holders approve the substance thereof. After any such amendment, supplement or waiver becomes effective, the Company shall send to the Holders a notice briefly describing such amendment, supplement or waiver, unless such a description is included in a Current Report on a Form 8-K (or a successor thereto) is filed by the Company. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

Section 10.03     Effect of Amendment, Supplement and Waiver. Upon the execution of any amendment, supplement or waiver of this Indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Guarantor and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such amendment or supplement shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04     Notation on Notes. Notes authenticated and delivered after the execution of any amendment, supplement or waiver to this Indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such amendment, supplement or waiver. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Guarantor, to any modification of this Indenture contained in any such amendment, supplement or waiver may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 18.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 10.05     Evidence of Compliance of Amendment, Supplement or Waiver To Be Furnished To Trustee. In addition to the documents required by Section 18.06, the Trustee shall accept and be entitled to conclusively rely on an Officer’s Certificate and an Opinion of Counsel as sufficient evidence that any amendment, supplement or waiver to this Indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture and is the legal, valid and binding obligation of the Company and the Guarantor party thereto, enforceable in accordance with its terms.

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Article 11
Consolidation, Merger and Sale

Section 11.01     The Guarantor May Consolidate, Etc. on Certain Terms.

(a)               The Guarantor shall not consolidate with or merge with or into or amalgamate with or otherwise combine with, or sell, lease or otherwise transfer or dispose of all or substantially all of the Guarantor’s and the Guarantor’s Subsidiaries’ consolidated assets, taken as a whole, to, another Person, unless:

A.                (1) the Guarantor is the surviving Person or (2) the resulting, surviving or transferee Person (if not the Guarantor) (the “Guarantor Permitted Successor”) (A) is a Person organized and existing under the laws of any Permitted Jurisdiction and treated as a corporation for U.S. federal income tax purposes, and (B) expressly assumes by supplemental indenture in form satisfactory to the Trustee all of the Guarantor’s obligations under the Notes, this Indenture and the Guarantee; and

B.                 immediately after giving effect to such transaction, (i) the Company is a Wholly-Owned Subsidiary of the Guarantor or a Guarantor Permitted Successor and is treated as a disregarded entity for U.S. federal income tax purposes or has merged into the Guarantor or a Guarantor Permitted Successor and (ii) no Default or Event of Default shall have occurred and be continuing under this Indenture.

For purposes of this Section 11.01, any sale, lease or other transfer or disposition of the assets of one or more Subsidiaries of the Guarantor to another Person that would, if such assets were held directly by the Guarantor instead of such Subsidiaries, have constituted the sale, lease or other transfer or disposition of all or substantially all of the Guarantor’s consolidated assets, taken as a whole, shall be deemed to be the sale, lease or other transfer or disposition of the assets of all or substantially all of the Guarantor’s consolidated assets, taken as a whole, to another Person.

(b)               Upon any such consolidation, merger, combination, or sale, lease or other transfer or disposition and upon the assumption by the Guarantor Permitted Successor, by supplemental indenture, executed and delivered to the Trustee and in form satisfactory to the Trustee, of the due and punctual payment of the Accreted Principal Amount of and accrued and unpaid interest on all of the Notes, the due and punctual delivery and/or payment, as the case may be, of any consideration due upon exchange of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture, the Notes and the Guarantee to be performed by the Guarantor, such Guarantor Permitted Successor (if not the Guarantor) shall succeed to, and may exercise every right and power of and be substituted for, the Guarantor, with the same effect as if it had been named herein as the party of the first part, and the Guarantor shall be discharged from its obligations under the Notes, this Indenture and the Guarantee, except in the case of a lease.

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Section 11.02     Company May Consolidate, Etc. on Certain Terms.

(a)               The Company shall not consolidate with or merge with or into or amalgamate with or otherwise combine with, or sell, lease or otherwise transfer or dispose of all or substantially all of the Company’s and the Company’s Subsidiaries’ consolidated assets, taken as a whole, to, another Person, unless:

A.                (1) the Company is the surviving Person or (2) the resulting, surviving or transferee Person (if not the Company) (the “Issuer Permitted Successor”) (A) is a Person organized under the laws of any Permitted Jurisdiction and treated as a corporation for U.S. federal income tax purposes and (B) expressly assumes by supplemental indenture in form satisfactory to the Trustee all of the Company’s obligations under the Notes and this Indenture; and

B.                 immediately after giving effect to such transaction, (i) the Company is a Wholly-Owned Subsidiary of the Guarantor or a Guarantor Permitted Successor or has merged into the Guarantor or a Guarantor Permitted Successor and (ii) no Default or Event of Default shall have occurred and be continuing under this Indenture.

For purposes of this Section 11.02, any sale, lease or other transfer or disposition of the assets of one or more Subsidiaries of the Company to another Person that would, if such assets were held directly by the Company instead of such Subsidiaries, have constituted the sale, lease or other transfer or disposition of all or substantially all of the Company’s consolidated assets, taken as a whole, shall be deemed to be the sale, lease or other transfer or disposition of the assets of all or substantially all of the Company’s consolidated assets, taken as a whole, to another Person.

(b)               Upon any such consolidation, merger, combination, or sale, lease or other transfer or disposition and upon the assumption by the Issuer Permitted Successor, by supplemental indenture, executed and delivered to the Trustee and in form satisfactory to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery and/or payment, as the case may be, of any consideration due upon exchange of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture and the Notes to be performed by the Company, such Issuer Permitted Successor (if not the Company) shall succeed to, and may exercise every right and power of and be substituted for, the Company, with the same effect as if it had been named herein as the party of the first part, and the Company shall be discharged from its obligations under the Notes and this Indenture. Such Issuer Permitted Successor (instead of the Company, if applicable) thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Issuer Permitted Successor instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by an Officer of the Company to the Trustee for authentication, and any Notes that such Issuer Permitted Successor thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

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Section 11.03     Opinion of Counsel and Officer’s Certificate To Be Given to Trustee. In connection with any consolidation, merger, amalgamation, combination or sale, lease or other transfer or disposition implicated by this Article 11, the Trustee shall not be required to take any action unless the Trustee shall have received an Officer’s Certificate and an Opinion of Counsel, each stating that any such consolidation, merger, amalgamation, combination or sale, lease or other transfer or disposition and any such assumption and such supplemental indenture (if any) complies with the provisions of this Article 11 and, if a supplemental indenture is required in connection with such transaction, an Opinion of Counsel, which shall state that the Indenture, the Guarantee and the Notes, as applicable, constitute legal, valid and binding obligations of any Guarantor Permitted Successor or any Issuer Permitted Successor, as applicable, subject to customary exceptions.

Article 12
Immunity of Incorporators, Shareholders, Officers and Directors

Section 12.01     Indenture, Notes and Guarantee Solely Corporate Obligations. No recourse for the payment of the Accreted Principal Amount of or accrued and unpaid interest on, or the payment or delivery of consideration due upon exchange of, any Note or the Guarantee, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor in this Indenture or in any supplemental indenture or in any Note or the Guarantee, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, Officer or director or Subsidiary (other than the Company), as such, past, present or future, of the Company or the Guarantor or of any of their respective successor corporations or other entities, either directly or through the Company, the Guarantor or any of their respective successor corporations or other entities, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes and the Guarantee.

Article 13
Guarantee

Section 13.01     Guarantee.

(a)               Subject to this Article 13, the Guarantor fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes held thereby and the obligations of the Company hereunder and thereunder, that: (i) the Accreted Principal Amount of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at the Maturity Date, by acceleration, upon redemption, upon repurchase or otherwise, and interest on the overdue Accreted Principal Amount, if any, of and (to the extent permitted by law) interest on the Notes will be promptly paid and/or delivered in full when due upon exchange, and all other payment obligations of the Company to the Holders or the Trustee (acting in any capacity hereunder) hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof, including without limitation Company’s obligation to procure or cause delivery of Ordinary Shares issuable upon exchange of the Preference Shares in accordance with this Indenture upon exercise of a Holder’s exchange right, on a senior unsecured basis; (ii) the obligations of the Company under the Preference Shares and (iii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at the Maturity Date, by acceleration, upon redemption, upon repurchase or otherwise. Failing payment when so due of any amount so guaranteed for whatever reason, the Guarantor will be obligated to pay the same immediately. An Event of Default with respect to the Notes under this Indenture shall constitute an event of default under the Guarantee, and shall entitle the Holders to accelerate the obligations of the Guarantor hereunder in the same manner and to the same extent as the obligations of the Company.

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(b)               The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor further, to the extent permitted by law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 13.03.

(c)               The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 13.01.

(d)               If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantor, or any Custodian, Trustee or other similar official acting in relation to either the Company or the Guarantor, any amount paid by the Company or the Guarantor to the Trustee or such Holder, the Guarantee to the extent theretofore discharged, shall be reinstated in full force and effect.

(e)               The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of this Indenture for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed thereby, and (b) in the event of any declaration of acceleration of such obligations as provided in Article 6 of this Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Guarantee.

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(f)                The Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Guarantee, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g)               In case any provision of the Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)               Each payment to be made by the Guarantor in respect of the Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

(i)                 For the avoidance of doubt, the Guarantee with respect to a Note is not exchangeable separately from the Preference Shares and shall automatically terminate when such Note is exchanged in accordance with this Indenture.

Section 13.02     Execution and Delivery.

The Guarantee shall be evidenced by the execution and delivery of this Indenture or a supplement to this Indenture and no notation of the Guarantee need be endorsed on any Note. The Guarantor hereby agrees that the Guarantee set forth in Section 13.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of the Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

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Section 13.03     Release of the Guarantee.

The Guarantee shall be automatically and unconditionally released and discharged under this Indenture upon the discharge of the Company’s obligations under this Indenture in accordance with the terms of this Indenture.

At the request of the Company and upon delivery of an Officer’s Certificate and Opinion of Counsel, the Trustee shall execute any documents reasonably requested by the Company in order to evidence the release of the Guarantor from its obligations under the Guarantee.

Section 13.04     Limitation on Guarantor Liability.

The Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under the Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the Guarantor and result in the obligations of the Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

Section 13.05     Subrogation.

The Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of Section 13.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 13.06     Benefits Acknowledged.

The Guarantor acknowledges that it will receive benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to the Guarantee are knowingly made in contemplation of such benefits.

Section 13.07     “Trustee” to Include Paying Agent.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 13 shall in each case (unless the context shall otherwise require) be construed as extending to, and including, such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 13 in place of the Trustee.

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Article 14
Exchange of Notes

Section 14.01     Exchange Privilege.

(a)               Subject to the terms of the Notes and this Indenture, each Note shall entitle the Holder to convert such Note into a number of whole and fractional Preference Shares equal to a fraction, the numerator of which is the Accreted Principal Amount of the Note immediately prior to the exercise of the exchange right thereto and the denominator of which is the Paid-Up Value, with each Preference Share being issued and allotted at a price equal to the Paid-Up Value (or with respect to a fraction of a Preference Share so issued, such fraction of the Paid-Up Value). The Company shall procure that all Preference Shares issued on exchange of the Notes shall (without any further action being required to be taken by exchanging Holders of the Notes) immediately and automatically be transferred on and as of the relevant Exchange Date to the Guarantor. Accordingly, references in this Indenture to rights of exchange, or to the exchange of Notes for Ordinary Shares, and all similar expressions, shall be taken to refer to the entitlement of the Holder to convert notes into Preference Shares and the immediate and automatic exchange of such Preference Shares for Ordinary Shares, which the Company shall cause to occur, pursuant to the terms of the Notes and this Indenture.

(b)               Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, at any time prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert such Note into a number of Preference Shares equal to a fraction, the numerator of which is the Accreted Principal Amount of the note immediately prior to the exercise of the exchange right thereto and the denominator of which is the Paid-Up Value. The Company shall cause, as noted in (a) above, each Preference Share to be exchanged for a number of Ordinary Shares, subject to certain limitations set forth in Sections 14.01(c) and 14.01(d), at an initial exchange rate of 82.6446 Ordinary Shares (subject to adjustment as provided in Section 14.04 and, if applicable, Section 14.03, the “Exchange Rate”) (subject to the settlement provisions of Section 14.02, the “Exchange Obligation”) or with respect to a fraction of Preference Share, of such fraction of the Exchange Rate.

(c)               If the Company calls the Notes for Tax Redemption pursuant to Section 16.01 or Optional Redemption pursuant to Section 17.01, Holders may exchange any or all of their Notes called for redemption at any time from, and including, the date of the Notice of Tax Redemption or Notice of Optional Redemption until the close of business on the second Business Day immediately preceding the Tax Redemption Date or Optional Redemption Date, as applicable, or, if the Company fails to pay the Tax Redemption Price or Optional Redemption Price, as applicable, such later date on which the Company pays or duly provides for such applicable redemption price.

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(d)               Notwithstanding any other provision of this Indenture or the Notes, no Holder of the Notes shall be entitled to receive Ordinary Shares upon exchange of such Notes or Preference Shares to the extent that such receipt would cause a violation of the Ownership Limitation (determined by taking into account any exemption granted by the Guarantor’s Board of Directors pursuant to the Guarantor’s bye-laws) and any purported delivery of Ordinary Shares upon exchange of such Notes or Preference Shares shall be void and have no effect to the extent that such delivery would result in a violation of the Ownership Limitation (determined by taking into account any exemption granted by the Guarantor’s Board of Directors pursuant to the Guarantor’s bye-laws). If any delivery of Ordinary Shares owed to a Holder upon exchange of Notes or Preference Shares is not made, in whole or in part, as a result of the limitations described in this Section 14.01(d), the Company’s obligation to make such delivery shall not be extinguished, and the Company shall deliver such Ordinary Shares (but only to the extent that such delivery would not cause a violation of the Ownership Limitation (determined by taking into account any exemption granted by the Guarantor’s Board of Directors pursuant to the Guarantor’s bye-laws)) as promptly as practicable after the applicable Holder gives notice to the Company and the Company determines that such delivery would not result in a violation of the Ownership Limitation, provided that to the extent a purported delivery of any such Ordinary Shares owed to a Holder upon exchange of Notes or Preference Shares that would cause a violation of the Ownership Limitation is made, such Ordinary Shares (to the extent that such delivery would result in a violation of the Ownership Limitation (determined by taking into account any exemption granted by the Guarantor’s Board of Directors pursuant to the Guarantor’s bye-laws)) shall be, subject to the terms of the Guarantor’s bye-laws (as they may be further amended), automatically designated and treated as “Excess Shares” (as such term is defined in the Guarantor’s bye-laws, as it may be further amended, and as used therein) and shall be transferred to the Excess Share Trustee (as such term is defined in the Guarantor’s bye-laws, as it may be further amended), for the benefit of the Charitable Beneficiary (as such term is defined in the Guarantor’s bye-laws, as it may be further amended). A Holder of Notes that were exchanged into Excess Shares shall have no rights in such Excess Shares, other than a right to receive certain payments upon liquidation, dissolution or, in certain circumstances, disposition of such Excess Shares, and shall not be permitted to receive any amount that reflects any appreciation in the Excess Shares during the period that such Excess Shares were outstanding.

Section 14.02     Exchange Procedure; Settlement Upon Exchange.

(a)               Upon exchange of any Note, the Accreted Principal Amount of Notes shall convert into whole and fractional fully paid Preference Shares as described in Section 14.01 hereof. All Preference Shares issued on exchange of the Notes shall (without any further action being required to be taken by exchanging Holders of the Notes) immediately and automatically be transferred on and as of the relevant Exchange Date to the Guarantor, and in consideration therefor, the Company shall cause the Guarantor to either issue or transfer and deliver to such Holder, for each $1,000 of the Accreted Principal Amount of Notes exchanged by such Holder, a number of Ordinary Shares equal to the Exchange Rate, together with a cash payment in lieu of delivering any fractional Ordinary Share issuable upon exchange based on the Last Reported Sale Price of the Ordinary Shares on the relevant Exchange Date, on the second Business Day immediately following the relevant Exchange Date, unless such Exchange Date occurs following the Record Date immediately preceding the Maturity Date, in which case the Company shall make such delivery (and payment, if applicable) on the Maturity Date. For the avoidance of doubt, neither the Trustee nor any Agent shall have any responsibility to deliver Preference Shares or Ordinary Shares to any person or deal with cash payments in relation to conversions and exchanges, except for cash payments in lieu of any fractional Ordinary Shares.

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For the avoidance of doubt, the Guarantor will not issue a number of Ordinary Shares upon exchange of the Notes contemplated hereby in excess of 19.9% of the Guarantor’s outstanding Ordinary Shares unless its shareholders approve a proposal to permit the issuance of a greater number of shares in accordance with New York Stock Exchange Rules.

(b)               To exchange a beneficial interest in a Global Note (which exchange is irrevocable), the holder of such beneficial interest must:

(i)                 comply with the Applicable Procedures for converting a beneficial interest in a Global Note;

(ii)              in accordance with the Applicable Procedures, complete, manually sign and deliver an irrevocable notice to the Exchange Agent as set forth in the Form of Notice of Exchange (or a facsimile thereof) (a “Notice of Exchange”);

(iii)            if required, pay all transfer or similar taxes (subject to Section 14.02(e)); and

(iv)             if required, pay funds equal to any cash interest payable on the next Interest Accrual/Payment Date to which such Holder is not entitled as set forth in Section 14.02(h); and

(c)               To exchange a Certificated Note, the Holder must:

(i)                 complete, manually sign and deliver an irrevocable Notice of Exchange to the Exchange Agent and deliver such Note to the Exchange Agent for surrender to the Company;

(ii)              if required, furnish appropriate endorsements and transfer documents;

(iii)            if required, pay all transfer or similar taxes (subject to Section 14.02(e)); and

(iv)             if required, pay funds equal to any cash interest payable on the next Interest Accrual/Payment Date to which such Holder is not entitled as set forth in Section 14.02(h).

The Trustee (and if different, the Exchange Agent) shall notify the Company of any exchange pursuant to this Article 14 on the Exchange Date for such exchange.

If a Holder has already delivered a Fundamental Change Repurchase Notice with respect to a Note, such Holder may not surrender such Note for exchange until such Holder has validly withdrawn such Fundamental Change Repurchase Notice (or, in the case of a Global Note, has complied with the Applicable Procedures with respect to such a withdrawal) in accordance with the terms of Section 15.03. If a Holder has already delivered a Fundamental Change Repurchase Notice, such Holder’s right to withdraw such notice and exchange the Notes that are subject to repurchase will terminate at the close of business on the Business Day immediately preceding the relevant Fundamental Change Repurchase Date. If the Company has designated a Tax Redemption Date pursuant to Section 16.02(a), a Holder that complies with the requirements for exchange set forth in this Section 14.02(b) shall be deemed to have delivered a notice of its election not to have its Notes so redeemed.

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If more than one Note shall be surrendered for exchange at one time by the same Holder, the Exchange Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered. None of the Agents of the Trustee shall have any responsibility whatsoever with respect to the issuance and delivery of the Preference Shares to the exchanging Holder.

(d)               A Note shall be deemed to have been exchanged immediately prior to the close of business on the date (the “Exchange Date”) that the Holder has complied with the requirements set forth in Section 14.02(b) above.

The Company shall issue or cause to be issued, and deliver to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary, as the case may be, for the full number of Ordinary Shares to which such Holder shall be entitled in satisfaction of the Company’s Exchange Obligation.

(e)               In case any Certificated Note shall be surrendered for partial exchange, in an Authorized Denomination, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder so surrendered a new Note or Notes in an Authorized Denomination in an aggregate Accreted Principal Amount equal to the un-exchanged portion of the surrendered Note, without payment of any service charge by the exchanging Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange being different from the name of the Holder of the old Notes surrendered for such exchange.

(f)                If a Holder submits a Note for exchange, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance or delivery of the Ordinary Shares upon exchange of the Notes, including in respect of the allotment and issue of Preference Shares on exercise of such exchange or on the immediate and automatic transfer of any Preference Shares to the Guarantor pursuant to such exchange or in respect of the allotment, issue or transfer and delivery of any Ordinary Shares on exchange of the Preference Shares, unless the tax is due because the Holder requests such Ordinary Shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax.

(g)               Upon the exchange of an interest in a Global Note, the Trustee, or the Custodian of the Global Note at the direction of the Trustee, shall make a notation in the books and records of the Trustee and Depositary as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any exchange of Notes effected through any Exchange Agent other than the Trustee.

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(h)               Upon exchange, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the Exchange Obligation shall be deemed to satisfy in full its obligation to pay the Accreted Principal Amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Exchange Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Exchange Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Notes are exchanged after the close of business on a Regular Record Date for the payment of interest but prior to the open of business on the immediately following Interest Accrual/Payment Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Accrual/Payment Date notwithstanding the exchange. If applicable, Notes surrendered for exchange during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Accrual/Payment Date must be accompanied by funds equal to the amount of cash interest payable on the Notes so exchanged on the corresponding Interest Accrual/Payment Date; provided that no such payment shall be required (1) for exchanges following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified an Optional Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Accrual/Payment Date (or, if such Interest Accrual/Payment Date is not a Business Day, the second Business Day immediately following such Interest Accrual/Payment Date); (3) if the Company has specified a Tax Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Accrual/Payment Date (or, if such Interest Accrual/Payment Date is not a Business Day, the second Business Day immediately following such Interest Accrual/Payment Date); (4) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Accrual/Payment Date (or, if such Interest Accrual/Payment Date is not a Business Day, the second Business Day immediately following such Interest Accrual/Payment Date); or (5) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of exchange with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date, any Optional Redemption Date, any Tax Redemption or any Fundamental Change Repurchase Date shall receive the full interest payment due on the Maturity Date or other applicable Interest Accrual/Payment Date in cash regardless of whether their Notes have been exchanged following such Regular Record Date.

(i)                 The Person in whose name any Ordinary Shares delivered upon exchange is registered shall become the holder of record of such Ordinary Shares as of the close of business on the relevant Exchange Date, and the person in whose name the Ordinary Shares shall be issuable upon such exchange shall be caused to be treated as the holder of record of such Ordinary Shares as of the close of business on such Exchange Date. Upon an exchange of Notes, such Person shall no longer be a Holder of such Notes surrendered for exchange; provided that in the case of an exchange between a Regular Record Date and the corresponding Interest Accrual/Payment Date, the Holder of record as of the close of business on such Regular Record Date shall have the right to receive the interest payable on such Interest Accrual/Payment Date, in accordance with Section 14.02(h).

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(j)                 No fractional Ordinary Shares shall be issued upon exchange of Preference Shares. The Company shall cause cash to be paid in lieu of delivering any fractional Ordinary Shares upon exchange in accordance with Section 14.02(a).

Section 14.03     Increase in Exchange Rate Upon Exchange in Connection with a Make-Whole Fundamental Change or a Tax Redemption. (a) If the Event Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date or the Company delivers a Notice of a Tax Redemption and, in either case, a Holder elects to exchange its Notes in connection with such Make-Whole Fundamental Change or Notice of Tax Redemption, the Company will, under the circumstances described below, increase the Exchange Rate for the Notes so surrendered for exchange by a number of additional Ordinary Shares (the “Additional Shares”), as described below. An exchange of Notes will be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the relevant Notice of Exchange (or, in the case of a Global Note, the relevant Notice of Exchange in accordance with the Applicable Procedures) is received by the Exchange Agent during the period from, and including, the open of business on the Event Effective Date of the Make-Whole Fundamental Change up to, and including, the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date (or in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for (x) the proviso in clause (2) of the definition thereof or (y) the Adequate Cash Exchange Provisions, the 35th Trading Day immediately following the Event Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”). An exchange of Notes will be deemed for these purposes to be “in connection with” a Tax Redemption if the relevant Notice of Exchange (or, in the case of a Global Note, the relevant Notice of Exchange in accordance with the Applicable Procedures) is received by the Exchange Agent during the period from, and including, the open of business on the date of the Notice of Tax Redemption up to, and including, the close of business on the second Business Day immediately preceding the related Tax Redemption Date or, if the Company fails to pay the Redemption Price, such later date on which the Company pays the Redemption Price.

(b)               Upon surrender of Notes for exchange in connection with a Make-Whole Fundamental Change or Notice of Tax Redemption, the Company shall satisfy its Exchange Obligation by causing to be delivered Ordinary Shares, including any Additional Shares in accordance with Section 14.02 (after giving effect to any increase in the Exchange Rate required by this Section 14.03); provided, however, that, if the consideration for Ordinary Shares in any Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change is composed entirely of cash, for any exchange of Notes following the Event Effective Date of such Make-Whole Fundamental Change, the Exchange Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 Accreted Principal Amount of exchanged Notes equal to (i) the Exchange Rate (including any increase to reflect the Additional Shares as described in this Section 14.03), multiplied by (ii) such Stock Price. The Company shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing of the Event Effective Date of any Make-Whole Fundamental Change (the “Make-Whole Fundamental Change Company Notice”).

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(c)               The number of Additional Shares, if any, by which the Exchange Rate shall be increased in connection Make-Whole Fundamental Change or Notice of Tax Redemption shall be determined by reference to the table below, based on:

A.                in the case of a Make-Whole Fundamental Change, the date on which the Make-Whole Fundamental Change occurs or becomes effective or, in the case of a Tax Redemption, the date on the Notice of Tax Redemption (in each case, the “Event Effective Date”); and

B.                 in the case of a Make-Whole Fundamental Change, the price paid (or deemed to be paid) per Ordinary Share in the Make-Whole Fundamental Change, as described in the succeeding paragraph, or, in the case of a Tax Redemption, the average of the Last Reported Sale Prices per Ordinary Share over the five Trading Day period, ending on, and including, the Trading Day immediately preceding the date of such Notice of Tax Redemption, as the case may be (in each case, the “Stock Price”).

If the holders of the Ordinary Shares receive in exchange for their Ordinary Shares only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per Ordinary Share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices per Ordinary Share over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Event Effective Date of the Make-Whole Fundamental Change.

(d)               The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Exchange Rate is otherwise adjusted. The adjusted Stock Prices shall equal (i) the Stock Prices applicable immediately prior to such adjustment, multiplied by (ii) a fraction, the numerator of which is the Exchange Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Exchange Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Exchange Rate as set forth in Section 14.04.

(e)               The following table sets forth the number of Additional Shares by which the Exchange Rate shall be increased (for each $1,000 of Accreted Principal Amount of Notes) pursuant to this Section 14.03 based on the Stock Price and Event Effective Date set forth below:

	Stock price
Event Effective Date	$11.00	$11.50	$12.10	$15.00	$20.00	$25.00	$30.25	$45.00	$60.00	$75.00	$100.00	$125.00
May 28, 2020	8.2644	7.8591	7.4198	5.8100	4.1660	3.1940	2.5250	1.4860	0.9548	0.6364	0.3180	0.1270
June 1, 2021	8.2644	7.1061	6.6760	5.1347	3.6245	2.7704	2.1980	1.3280	0.8878	0.6244	0.3180	0.1270
June 1, 2022	8.2644	6.3157	5.8587	4.2300	2.7120	1.9468	1.4959	0.9000	0.6188	0.4517	0.2849	0.1270
June 1, 2023	8.2644	5.9852	5.5041	3.7360	1.9125	0.8488	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
June 1, 2024	8.2644	5.7443	5.2628	3.5600	1.8460	0.8372	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
June 1, 2025	8.2644	5.1226	4.5231	2.8387	1.5165	0.7200	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
June 1, 2026	8.2644	4.3122	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

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The exact Stock Price and/or Event Effective Date may not be set forth in the table above, in which case:

A.                if the Stock Price is between two Stock Prices in the table or the Event Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Exchange Rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Event Effective Dates, as applicable, based on a 365 or 366-day year, as the case may be;

B.                 if the Stock Price is greater than $125.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Exchange Rate; and

C.                 if the Stock Price is less than $11.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Exchange Rate.

Notwithstanding the foregoing, in no event shall the Exchange Rate per $1,000 Accreted Principal Amount of Notes exceed 90.9090 Ordinary Shares, subject to adjustment in the same manner as the Exchange Rate pursuant to Section 14.04.

For the avoidance of doubt, if a Holder converts its Notes prior to the Event Effective Date of a Make-Whole Fundamental Change, then, whether or not such Make-Whole Fundamental Change occurs, such Holder shall not be entitled to an increased Exchange Rate in connection with such Make-Whole Fundamental Change.

(f)                Nothing in this Section 14.03 shall prevent an adjustment to the Exchange Rate pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change.

Section 14.04     Adjustment of Exchange Rate. The Exchange Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Exchange Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of Ordinary Shares and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to exchange their Notes, as if they held a number of Ordinary Shares equal to (i) the Exchange Rate, multiplied by (ii) the Accreted Principal Amount (expressed in thousands) of Notes held by such Holder.

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(a)               If the Guarantor exclusively issues Ordinary Shares as a dividend or distribution on Ordinary Shares, or if the Guarantor effects a share split or share combination, the Exchange Rate shall be adjusted based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the close of business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

ER1	=	the Exchange Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such Effective Date, as applicable;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the close of business on such Record Date or immediately prior the open of business on such Effective Date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1	=	the number of Ordinary Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared and results in an adjustment under this Section 14.04(a) but is not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date the Guarantor’s Board of Directors determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(b)               If the Guarantor issues to all or substantially all holders of the Ordinary Shares any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Ordinary Shares at a price per Ordinary Share that is less than the average of the Last Reported Sale Prices per Ordinary Share for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate shall be increased based on the following formula:

where,

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ER0	=	the Exchange Rate in effect immediately prior to the close of business on the Record Date for such issuance;

ER1	=	the Exchange Rate in effect immediately after the close of business on such Record Date;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the close of business on such Record Date;

X	=	the total number of Ordinary Shares issuable pursuant to such rights, options or warrants; and

Y	=	the number of Ordinary Shares equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices per ordinary share over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or Ordinary Shares are not delivered after the exercise or expiration of such rights, options or warrants, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Ordinary Shares actually delivered. If such rights, options or warrants are not so issued, the Exchange Rate shall be decreased, effective as of the date the Guarantor’s Board of Directors determines not to issue such rights, options or warrants, to the Exchange Rate that would then be in effect if such Record Date for such issuance had not occurred.

For purposes of this Section 14.04(b), in determining whether any rights, options or warrants entitle the holders of Ordinary Shares to subscribe for or purchase Ordinary Shares at less than such average of the Last Reported Sale Prices per share of the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such Ordinary Shares, there shall be taken into account any consideration received by the Guarantor for such rights, options or warrants and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by the Guarantor’s Board of Directors.

(c)               If the Guarantor distributes shares of its share capital, evidences of its indebtedness, other assets or property of the Guarantor or rights, options or warrants to acquire its share capital or other securities, to all or substantially all holders of the Ordinary Shares, excluding:

A.                dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.04(a) or Section 14.04(b);

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B.                 rights issued under a stockholder rights plan (except as set forth below);

C.                 dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 14.04(d) apply;

D.                any dividends and distributions in connection with a Specified Corporate Event described under Section 14.07; and

E.                 Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply;

(any of such shares of share capital, evidences of indebtedness, other assets or property or rights, options or warrants to acquire share capital or other securities of the Guarantor, the “Distributed Property”), then the Exchange Rate shall be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the close of business on the Record Date for such distribution;

ER1	=	the Exchange Rate in effect immediately after the close of business on such Record Date;

SP0	=	the average of the Daily VWAP of the Ordinary Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Guarantor’s Board of Directors) of the Distributed Property so distributed with respect to each outstanding Ordinary Share on the Record Date for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Exchange Rate shall be decreased, effective as of the date the Guarantor’s Board of Directors determines not to pay or make such distribution, to be the Exchange Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 of Accreted Principal Amount thereof, at the same time and upon the same terms as holders of the Ordinary Shares receive the Distributed Property, the amount and kind of Distributed Property that such Holder would have received if such Holder owned a number of Ordinary Shares equal to the Exchange Rate in effect on the Record Date for the distribution.

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With respect to an adjustment pursuant to this Section 14.04(c) where there has been an Ex-Dividend Date for a dividend or other distribution on the Ordinary Shares of capital of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Guarantor, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Exchange Rate shall be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

ER1	=	the Exchange Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

FMV0	=	the average of the Daily VWAP of the share capital or similar equity interest distributed to holders of the Ordinary Shares applicable to one Ordinary Share (determined by reference to the definition of Daily VWAP as set forth in Section 1.01 as if references therein to the Ordinary Shares were to such share capital or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Daily VWAP of Ordinary Shares over the Valuation Period.

The increase to the Exchange Rate under the preceding paragraph will occur at the close of business on the last Trading Day of the Valuation Period; provided that in respect of any exchange of Notes, if the relevant Exchange Date occurs during the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend date for such Spin-Off and such Exchange Date in determining the Exchange Rate. If such Spin-Off does not occur, the Exchange Rate shall be decreased, effective as of the date the Guarantor’s Board of Directors determines not to consummate such Spin-Off, to be the Exchange Rate that would then be in effect if such distribution had not been declared, effective as of the date on which Guarantor’s Board of Directors (or its designee) determines not to consummate such Spin-Off.

For purposes of this Section 14.04(c) (and subject in all respects to Section 14.11), rights, options or warrants distributed by the Guarantor to all holders of Ordinary Shares entitling them to subscribe for or purchase shares of the Guarantor’s share capital, including Ordinary Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):

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A.                are deemed to be transferred with such Ordinary Shares;

B.                 are not exercisable; and

C.                 are also issued in respect of future issuances of the Ordinary Shares, shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Exchange Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 14.04(c) was made:

(i)                 in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Ordinary Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Ordinary Shares as of the date of such redemption or purchase, and

(ii)              in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), any dividend or distribution to which this Section 14.04(c) is applicable that also includes one or both of:

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A.                a dividend or distribution of Ordinary Shares to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

B.                 a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then:

(i)                 such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Exchange Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made; and

(ii)              the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Exchange Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any Ordinary Shares included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately after the open of business on such Effective Date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 14.04(b).

(d)               If any cash dividend or distribution is made to all or substantially all holders of Ordinary Shares, the Exchange Rate shall be increased based on the following formula:

ER1 = ER0 ×	SP0
SP0 – C

where,

ER0	=	the Exchange Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

ER1	=	the Exchange Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0	=	the Daily VWAP of Ordinary Shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

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C	=	the amount in cash per share the Guarantor distributes to all or substantially all holders of the Ordinary Shares.

Any increase made pursuant to this Section 14.04(d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Exchange Rate shall be decreased, effective as of the date the Guarantor’s Board of Directors determines not to make or pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 Accreted Principal Amount of Notes, at the same time and upon the same terms as holders of the Ordinary Shares, the amount of cash that such Holder would have received if such Holder owned a number of Ordinary Shares equal to the Exchange Rate in effect immediately prior to the open of business on the Record Date for such cash dividend or distribution.

(e)               If the Guarantor or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Ordinary Shares, to the extent that the cash and value of any other consideration included in the payment per share of Ordinary Shares exceeds the average of the Daily VWAP of Ordinary Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such date, the “Expiration Date”), the Exchange Rate shall be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including the Trading Day next succeeding the Expiration Date;

ER1	=	the Exchange Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Guarantor’s Board of Directors) paid or payable for shares purchased or exchanged in such tender or exchange offer;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

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OS1	=	the number of Ordinary Shares outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Daily VWAP of Ordinary Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The Increase to the Exchange Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date; provided that in respect to any exchange of Notes, if the relevant Exchange Date occurs during the 10 Trading Days immediately following, and including the Trading Day next succeeding the Expiration Date of any tender or exchange offer, references to “10” or “10th” under this Section 14.04(e) shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Expiration Date of such tender or exchange offer and such Exchange Date in determining the Exchange Rate.

In the event that the Guarantor or one of its Subsidiaries is obligated to subscribe for or purchase Ordinary Shares pursuant to any such tender offer or exchange offer, but the Guarantor or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all of such purchases are rescinded, then the Exchange Rate shall again be adjusted to be the Exchange Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been effected. For the avoidance of doubt, the terms “tender offer” and “exchange offer” mean a “tender offer” as such term is used under the Exchange Act.

(f)                If the Guarantor shall issue Ordinary Shares or any other security convertible into, exercisable or exchangeable for Ordinary Shares (such Ordinary Shares or other security, “Equity-Linked Securities”), for a consideration per Ordinary Share (or exchange price per Ordinary Share) less than the daily VWAP of its Ordinary Shares on the date the Guarantor fixes the offering price (or exchange price) of Equity-Linked Securities, the Exchange Rate shall be increased (but not decreased) based on the following formula:

ER = ER0 ×	OS
OS0 + (AC/SP)

where,

ER0	=	the Exchange Rate in effect immediately prior to the issuance of such Equity-Linked Securities;

ER	=	the new Exchange Rate in effect immediately after the issuance of such Equity-Linked Securities;

AC	=	the aggregate consideration paid or payable for such Equity-Linked Securities;

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OS0	=	the number of Ordinary Shares outstanding immediately prior to the issuance of such Equity-Linked Securities;

OS	=	the number of Ordinary Shares outstanding immediately after the issuance of such Equity-Linked Securities or issuable pursuant to such Equity-Linked Securities; and

SP	=	the daily VWAP of the Ordinary Shares on the date of issuance of such Equity-Linked Securities.

Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 14.04(f) in respect of an Exempt Issuance. If an adjustment under this Section 14.04(f) would cause the Exercise Price to become less than the Floor Price, then the adjustment under this Section 14.04(f) will increase the Exercise Rate only to a level that causes the Exercise Price to equal the Floor Price. The Company shall notify the Holders, in writing, promptly following the issuance of Equity-Linked Securities, indicating therein the applicable issuance price, or applicable reset price, Exchange Rate, Exchange Price, conversion price and other pricing terms. If the Guarantor enters into a Variable Rate Transaction, the Guarantor shall be deemed to have issued Equity-Linked Securities at the lowest possible conversion or Exercise Price at which such securities may be converted or exercised.

As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 14.04(f), the Guarantor and the Company shall take any action which may be necessary, including obtaining regulatory, New York Stock Exchange, NASDAQ Stock Market or other applicable national securities exchange or shareholder approvals or exemptions, as applicable, in order that the Guarantor may thereafter validly and legally issue as fully paid and nonassessable all Ordinary Shares that the Holder is entitled to receive upon exchange of the Notes pursuant to this Section 14.04(f) and may issue such Ordinary Shares in compliance with the rules of such regulatory body or securities exchange.

(g)               All calculations and other determinations under this Article 14 shall be made by the Company and all adjustments to the Exchange Rate shall be made to the nearest one-ten thousandth (1/10,000th) of an Ordinary Share. In no event will the Exchange Rate be adjusted such that the Exchange Price shall be less than the par value per Ordinary Share. Notwithstanding anything in this Article 14 to the contrary, the Company shall not be required to adjust the Exchange Rate unless the adjustment would result in a change of at least 1.0% to the Exchange Rate; provided, however, the Company shall carry forward, and take into account in any future adjustment, any adjustments that are less than 1.0% of the Exchange Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1.0%, (i) on the Event Effective Date of any Make-Whole Fundamental Change or the effective date of any Fundamental Change, (ii) on the Exchange Date for any Notes and (iii) on the date of a Notice of Tax Redemption or Notice of Optional Redemption.

(h)               In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange, the Company from time to time may increase the Exchange Rate by any amount for a period of at least 20 Business Days if the Guarantor’s Board of Directors determines that such increase would be in the Company’s and/or the Guarantor’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange, the Company may also (but is not required to) increase the Exchange Rate to avoid or diminish any income tax to holders of Ordinary Shares or rights subscribe for or to purchase Ordinary Shares in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Exchange Rate is increased pursuant to either of the preceding two sentences, the Company shall send to the Holder of each Note at its last address appearing on the Note Register a notice of the increase at least 15 days prior to the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate and the period during which it will be in effect.

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(i)                 Except as stated herein, the Company shall not adjust the Exchange Rate for the issuance of Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares or the right to subscribe for or purchase Ordinary Shares or such convertible or exchangeable securities. For example, the Exchange Rate shall not be adjusted:

A.                upon the issuance of Ordinary Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Guarantor’s securities and the investment of additional optional amounts in Ordinary Shares under any plan;

B.                 upon the issuance of any Ordinary Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Guarantor or any of its Subsidiaries (including the Company);

C.                 upon the issuance of any Ordinary Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause B. of this subsection and outstanding as of the date the Notes were first issued;

D.                for ordinary course of business share repurchases that are not tender offers referred to in Section 14.04(e), including structured or derivative transactions or pursuant to a share repurchase program approved by the Guarantor’s Board of Directors;

E.                 solely for a change in the par value of an Ordinary Share; or

F.                  for accrued and unpaid interest, if any.

(j)                [Reserved]

(k)               Whenever the Exchange Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Exchange Agent if not the Trustee) an Officer’s Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume without inquiry that the last Exchange Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and shall send such notice of such adjustment of the Exchange Rate to each Holder at its last address appearing on the Note Register of this Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

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(l)                 [Reserved]

(m)             For purposes of this Section 14.04, the number of Ordinary Shares at any time outstanding shall not include shares held in the treasury of the Guarantor, so long as the Guarantor does not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Guarantor, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares.

Section 14.05     Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices or the Daily VWAPs over a span of multiple days (including, without limitation, the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change or a Notice of Tax Redemption), the Guarantor’s Board of Directors shall make appropriate adjustments, in good faith, to each to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Record Date, Ex-Dividend Date, Effective Date or Expiration Date of the event occurs at any time during the period when the Last Reported Sale Prices or the Daily VWAP are to be calculated.

Section 14.06     Shares To Be Fully Reserved. The Company shall procure that the Guarantor shall have reserved and provide, free from preemptive rights, out of its authorized but unissued shares, the maximum number of Ordinary Shares exchangeable in respect of the Preference Shares (including the maximum number of Additional Shares that could be included in the Exchange Rate for an exchange in connection with a Make-Whole Fundamental Change or a Notice of Tax Redemption).

Section 14.07     Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares.

(a)               In the case of:

A.                any recapitalization, reclassification or change of the Ordinary Shares (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination);

B.                 any consolidation, merger, amalgamation or other combination involving the Guarantor; or

C.                 any sale, lease or other transfer or disposition to a third party of all or substantially all of the consolidated assets of the Guarantor and its Subsidiaries, taken as a whole; or

D.                any statutory share exchange,

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in each case, as a result of which the Ordinary Shares would be converted into, or exchanged for stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Specified Corporate Event” and any such stock, shares, other securities, other property or assets (including cash or any combination thereof), “Reference Property” and the amount of Reference Property that a holder of one Ordinary Share immediately prior to such Specified Corporate Event would have been entitled to receive upon the occurrence of such Specified Corporate Event, a “Unit of Reference Property”), then the Company will, or will cause the Guarantor, or the successor or purchasing person, as the case may be, to, execute with the Trustee, without the consent of the Holders, a supplemental indenture providing that, at and after the effective time of the Specified Corporate Event, the right to exchange each $1,000 Accreted Principal Amount of Notes for Preference Shares that are immediately and automatically transferred to the Guarantor and exchanged for Ordinary Shares will be changed into a right to exchange such Accreted Principal Amount of Notes for Preference Shares that are immediately and automatically exchanged for the kind and amount of Reference Property that a holder of a number of Ordinary Shares equal to the Exchange Rate per $1,000 of Accreted Principal Amount immediately prior to such Specified Corporate Event would have been entitled to receive upon such Specified Corporate Event; provided, however, that at and after the effective time of the Specified Corporate Event, (i) the number of Ordinary Shares in exchange for Preference Shares that the Company would have been required to deliver upon exchange of the Notes in accordance with Section 14.02 shall instead be deliverable in the Units of Reference Property that a holder of that number of Ordinary Shares would have received in such Specified Corporate Event and (ii) the Daily VWAP shall be calculated based on the value of a Unit of Reference Property that a holder of one Ordinary Share would have received in such transaction.

If the Specified Corporate Event causes the Ordinary Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then the Reference Property into which the Notes shall be exchangeable shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of the Ordinary Shares. The Company shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing of the weighted average as soon as practicable after such determination.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14. If the Reference Property in respect of any Specified Corporate Event includes shares of stock, other securities or other property or assets (other than cash) (including any combination thereof) of an entity other than the Guarantor or the successor or purchasing person, as the case may be, in such Specified Corporate Event, then such other entity, if it is party to such Specified Corporate Event, shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders, including the right of Holders to require the Company to repurchase their Notes upon a Fundamental Change in accordance with Article 15, as the Board of Directors of the Guarantor shall reasonably consider necessary by reason of the foregoing.

(b)               In the event the Company shall execute a supplemental indenture pursuant to Section 14.07(a), the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or other assets (including any combination thereof) that will comprise the Reference Property after any such Specified Corporate Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly send notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be sent to each Holder, at its address appearing on the Note Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

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(c)               If the Notes become exchangeable for Reference Property, the Company shall (i) notify the Trustee in writing and issue a press release containing the relevant information or disclose the relevant information in a Current Report on a Form 8-K, and (ii) post such information on the Guarantor’s website.

(d)               The Company and the Guarantor shall not become a party to any Specified Corporate Event unless its terms are consistent with this Section 14.07.

Section 14.08     Certain Covenants.

(a)               The Company covenants that all Ordinary Shares delivered upon exchange of Preference Shares shall be duly authorized, fully paid and non-assessable and free from all preemptive or similar rights of any security holder of the Guarantor and, except for any transfer taxes payable by the Company, the Guarantor or a Holder, as the case may be, pursuant to Sections 14.02(d) and 14.02(e), free from all taxes, liens, charges and adverse claims as the result of any action by the Company or the Guarantor.

(b)               [Reserved]

(c)               The Company covenants that if any Ordinary Shares to be provided for the purpose of exchange of Preference Shares hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon exchange, the Company shall, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(d)               The Company further covenants that if at any time the Ordinary Shares shall be listed on any national securities exchange or automated quotation system, the Company shall, or shall cause the Guarantor to, list and keep listed, so long as the Ordinary Shares shall be so listed on such exchange or automated quotation system, any Ordinary Shares issuable upon exchange of the Preference Shares.

Section 14.09     Responsibility of Trustee. The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to any Holder to determine the Exchange Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Ordinary Shares, or of any securities, property or cash that may at any time be issued or delivered upon the exchange of any Note; and the Trustee and any other Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Ordinary Shares or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the exchange of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in conclusively relying upon, the Officer’s Certificate (which the Company shall be obligated to furnish to the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Exchange Agent shall be responsible for determining whether any event contemplated by Section 14.01(b) has occurred that makes the Notes eligible for exchange or no longer eligible therefor until the Company has delivered to the Trustee and the Exchange Agent the notices referred to in Section 14.01(b) with respect to the commencement or termination of such exchange rights, on which notices the Trustee and the Exchange Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Exchange Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 14.01(b). The parties hereto agree that all notices to the Trustee or the Exchange Agent under this Article 14 shall be in writing.

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Section 14.10     Notice to Holders Prior to Certain Actions. In case of any:

(a)               Specified Corporate Event or any consolidation, merger, sale, assignment, lease, conveyance or other transfer or disposition of all or substantially all assets in accordance with Article 11; or

(b)               voluntary or involuntary dissolution, liquidation or winding-up of the Guarantor or the Company; then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be furnished to the Trustee and the Exchange Agent (if other than the Trustee) and to be sent to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the date on which such Specified Corporate Event, any consolidation, merger, sale, assignment, lease, conveyance or other transfer or disposition of all or substantially all assets in accordance with Article 11, or any dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon such Specified Corporate Event, consolidation, merger, sale, assignment, lease, conveyance or other transfer or disposition of all or substantially all assets in accordance with Article 11, dissolution, liquidation or winding-up; provided, however, that if on such date, neither the Company nor the Guarantor has knowledge of such event or the adjusted Exchange Rate cannot be calculated, the Company shall deliver such notice as promptly as practicable upon obtaining knowledge of such event or information sufficient to make such calculation, as the case may be, and in no event later than the effective date of such adjustment. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company, the Guarantor or one of the Guarantor’s Subsidiaries, Specified Corporate Event, or any consolidation, merger, sale, assignment, lease, conveyance or other transfer or disposition of all or substantially all assets in accordance with Article 11, dissolution, liquidation or winding-up.

Section 14.11     Shareholder Rights Plans. If the Guarantor has a shareholder’s rights agreement or rights plan in effect upon exchange of the Notes, Holders that exchange their Notes shall receive, in addition to any Ordinary Shares received in connection with such exchange, the appropriate number of rights under such rights agreement or rights plan, if any, and any certificate representing the Ordinary Shares issued upon such exchange shall bear such legends, if any, in each case as may be provided by the terms of any such rights agreement or rights plan, as the same may be amended from time to time. However, if prior to any exchange, the rights have separated from the Ordinary Shares in accordance with the provisions of the applicable shareholder’s rights agreement or rights plan (a “Separation Event”), the Exchange Rate shall be adjusted at the time of separation as if the Guarantor distributed to all or substantially all holders of the Ordinary Shares, Distributed Property pursuant to Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Article 15
Repurchase of Notes at Option of Holders

Section 15.01     Intentionally Omitted.

Section 15.02     Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to an Authorized Denomination, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 or more than 35 calendar days following the date of the Fundamental Change Company Notice (defined below) (subject to extension if required to comply with law), at a repurchase price equal to 100% of the Accreted Principal Amount thereof, plus accrued and unpaid interest thereon to, but not including, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Accrual/Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the Accreted Principal Amount of Notes to be repurchased pursuant to this Article 15.

(b)               Repurchase of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

A.                delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Certificated Notes, or in compliance with the Applicable Procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case, on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

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B.                 delivery of the Notes, if the Notes are Certificated Notes, to the Paying Agent on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the Applicable Procedures, in each case, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i)                 in the case of Certificated Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii)              the portion of the Original Principal Amount of Notes to be repurchased, which must be a minimum of $1,000 or an integral multiple of $1,000 in excess thereof and the Accreted Principal Amount of such Notes; and

(iii)            that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture; provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

If a Holder has already delivered a Fundamental Change Repurchase Notice with respect to a Note, such Holder may not surrender such Note for exchange until such Holder has validly withdrawn such Fundamental Change Repurchase Notice (or, in the case of a Global Note, has complied with the Applicable Procedures with respect to such a withdrawal) in accordance with the terms of Section 15.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c)               On or before the 20th Business Day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of Notes and the Trustee and the Paying Agent (if other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Each Fundamental Change Company Notice shall specify:

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A.                the events causing the Fundamental Change;

B.                 the effective date of the Fundamental Change;

C.                 the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

D.                the Fundamental Change Repurchase Price;

E.                 the Fundamental Change Repurchase Date;

F.                  the name and address of the Paying Agent and the Exchange Agent;

G.                the Exchange Rate and any adjustments to the Exchange Rate;

H.                that the Notes with respect to which a Fundamental Change Company Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Fundamental Change Company Notice in accordance with the terms of this Indenture (or, in the case of a Global Note, complies with the Applicable Procedures with respect to such a withdrawal);

I.                    the procedures that Holders must follow to require the Company to repurchase their Notes; and

J.                   the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes.

Simultaneously with providing such Fundamental Change Company Notice, the Company shall (x) issue a press release containing the information in such Fundamental Change Company Notice or disclose the information in a Current Report on Form 8-K and (y) publish the information on the Guarantor’s public website.

At the Company’s written request, the Trustee shall give such notice in the Company’s and the Guarantor’s names and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company and/or the Guarantor. In such a case, the Company shall deliver such notice to the Trustee at least two Business Days prior to the date that the notice is required to be given to the Holders (unless a shorter notice period shall be agreed to by the Trustee), together with an Officer’s Certificate requesting that the Trustee give such notice.

Such notice shall be delivered to the Trustee, to the Paying Agent (if other than the Trustee) and to each Holder at its address shown in the Note Register (and to the beneficial owner as required by applicable law) or, in the case of Global Notes, in accordance with the Applicable Procedures.

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No failure of the Company and/or the Guarantor to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

(d)               Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders in connection with a Fundamental Change if the Accreted Principal Amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Certificated Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(e)               Notwithstanding anything to the contrary in the foregoing, the Company shall not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change:

A.                if a third party makes such an offer in the same manner, at same time and otherwise in compliance with the requirements for an offer made by the Company pursuant to this Article 15 and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company on the Fundamental Change Repurchase Date; or

B.                 pursuant to clause (2) of the definition thereof, if (i) such Fundamental Change results in the Notes becoming exchangeable (pursuant to the provisions described in Section 14.07) into an amount of cash per Note that is greater than (x) the Fundamental Change Repurchase Price (assuming such price includes the maximum amount of accrued interest that would be payable based on the latest possible Fundamental Change Repurchase Date), plus (y) to the extent that the 35th Trading Day immediately following the effective date of such Fundamental Change is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Accrual/Payment Date, the full amount of interest payable per Note on such Interest Accrual/Payment Date, and (ii) the Company provides written notice of the effective date of any such transaction as promptly as practicable following the date the Company publicly announces such transaction or prior to such effective date if practicable to do so using commercially reasonable efforts. The requirements set forth in parts (i) and (ii) of this clause B, the “Adequate Cash Exchange Provisions”.

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Additionally, as set forth in Section 14.03, the Company may not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change or increase the Exchange Rate of the Notes in connection with a Make-Whole Fundamental Change, in certain circumstances involving a significant change in the composition of the Guarantor’s Board of Directors, unless such change is in connection with a Fundamental Change or a Make-Whole Fundamental Change.

Section 15.03     Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with this Section 15.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(a)               the Accreted Principal Amount of the Notes with respect to which such notice of withdrawal is being submitted, which portion must be in an Authorized Denomination,

(b)               if Certificated Notes have been issued, the certificate number of the Notes in respect of which such notice of withdrawal is being submitted, and

(c)               the Original Principal Amount, if any, of such Notes that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in an Authorized Denomination, and the Accreted Principal Amount of such Notes; provided, however, that if the Notes are Global Notes, the withdrawal notice must comply with the Applicable Procedures.

Section 15.04     Deposit of Fundamental Change Repurchase Price. (a) The Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not validly withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date with respect to such Note (provided that the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02, by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b)               If by 10:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date or any applicable extension thereof, then, with respect to Notes that have been properly surrendered for repurchase and not validly withdrawn:

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A.                such Notes shall cease to be outstanding and interest shall cease to accrue on such Notes on the Fundamental Change Repurchase Date or any applicable extension thereof (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent); and

B.                 all other rights of the Holders of such Notes will terminate on the Fundamental Change Repurchase Date (other than (x) the right to receive the Fundamental Change Repurchase Price and (y) if the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the related Interest Accrual/Payment Date, the right of the Holder on such Regular Record Date to receive the accrued and unpaid interest to, but not including, the Fundamental Change Repurchase Date).

(c)               Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an Authorized Denomination equal in principal amount to the portion of the Note surrendered that is not to be repurchased, without payment of any service charge.

Section 15.05     Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company and the Guarantor will, if required:

(a)               comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and

(b)               file a Schedule TO or any other required schedule under the Exchange Act;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15, subject to extension if required to comply with law. To the extent that any securities laws and regulations conflict with the provisions of this Indenture with respect to the repurchase of Notes, the Company is required to comply with such securities laws and regulations and shall not be deemed to be in breach of this Indenture as a result thereof.

Article 16
Redemption Permitted for Taxation Reasons

Section 16.01     Redemption Permitted for Certain Tax Laws. The Notes shall not be redeemable by the Company, except as described in this Article 16 and Article 17, and no sinking fund is provided for the Notes. On or prior to the Maturity Date, the Notes may be redeemed, in whole but not in part (a “Tax Redemption”), at the Company’s discretion at the Tax Redemption Price, if (w) on the next date on which any amount would be payable in respect of the Notes or Guarantee, the Company or any Guarantor is or would be required to pay Additional Amounts (but, in the case of the Guarantor, only if the payment giving rise to such requirement cannot be made by the Company without the obligation to pay Additional Amounts), (x) the Company or the Guarantor cannot avoid any such payment obligation by taking reasonable measures available (including, for the avoidance of doubt, appointment of a new Paying Agent but excluding the reincorporation or reorganization of the Company or the Guarantor), and (y) the requirement arises as a result of:

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(a)               any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the relevant Tax Jurisdiction which change or amendment is announced and becomes effective after the date of the Investor Rights Agreement (or if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the date of the Investor Rights Agreement, after such later date); or

(b)               any change in, or amendment to, the official application, administration or interpretation of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change or amendment is announced and becomes effective after the date of the Investor Rights Agreement (or if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the date of the Investor Rights Agreement, after such later date) (each of the foregoing clauses (a) and (b), a “Change in Tax Law”).

Section 16.02     Notice of Tax Redemption.

(a)               In the event that the Company exercises its Tax Redemption right pursuant to Section 16.01, it shall fix a date for redemption (the “Tax Redemption Date”) and it or, at its written request received by the Trustee not less than five Business Days prior to the date on which notice is sent to the Holders (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice (which notice shall be irrevocable) of such Tax Redemption (a “Notice of Tax Redemption”) not less than 10 nor more than 60 calendar days prior to the Tax Redemption Date to each Holder of Notes so to be redeemed at its last address as the same appears on the Note Register; provided, however, that if the Company shall give a Notice of Tax Redemption, it shall also give a written notice of the Tax Redemption Date to the Trustee and the Paying Agent. The Tax Redemption Date must be a Business Day. (b)The Company shall not give any such notice of redemption earlier than 60 calendar days prior to the earliest date on which the Company or the Guarantor would be obligated to make such payment of Additional Amounts if a payment in respect of the Notes or the Guarantee were then due and at the time such notice is given, the obligation to pay Additional Amounts must remain in effect. Simultaneously with providing a Notice of a Tax Redemption, the Company will (i) issue a press release containing the relevant information or disclose the relevant information in a Current Report on Form 8-K and (ii) post such information on the Guarantor’s public website. Prior to the mailing, publication or, where relevant, delivery of any Notice of Tax Redemption of the Notes pursuant to the foregoing, the Company shall deliver to the Trustee an opinion of independent tax counsel of recognized standing qualified under the laws of the relevant Tax Jurisdiction (which counsel shall be reasonably acceptable to the Trustee) to the effect that there has been a Change in Tax Law which would entitle the Company to redeem the Notes hereunder. In addition, before the Company delivers a Notice of Tax Redemption, it shall deliver to the Trustee an Officer’s Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by the Company or the Guarantor taking reasonable measures available to the Company or the Guarantor. The Trustee shall accept and shall be entitled to conclusively rely on such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the existence and satisfaction of the conditions as described above, in which event it will be conclusive and binding on all of the Holders.

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(c)               Each Notice of Tax Redemption shall specify:A.

A.                the Tax Redemption Date;

B.                 the Tax Redemption Price;

C.                 the place or places where such Notes are to be surrendered for payment of the Tax Redemption Price;

D.                that on the Tax Redemption Date, the Tax Redemption Price will become due and payable upon each Note to be redeemed, and that the interest thereon, if any, shall cease to accrue on and after the Tax Redemption Date;

E.                 that Holders may surrender their Notes called for redemption for exchange at any time from the date of the Notice of Tax Redemption to the close of business on the second Business Day immediately preceding the Tax Redemption Date or, if the Company fails to pay the Tax Redemption Price, such later date on which the Company pays or duly provides for the Tax Redemption Price;

F.                  the procedures an exchanging Holder must follow to exchange its Notes called for redemption;

G.                that Holders have the right to elect not to have their Notes redeemed by delivering to the Trustee written notice to that effect not later than the 10th calendar day prior to the Tax Redemption Date;

H.                that Holders who wish to elect not to have their Notes redeemed must satisfy the requirements set forth herein and in this Indenture;

I.                    that, on and after the Tax Redemption Date, Holders who elect not to have their Notes redeemed will not receive any Additional Amounts on any payments with respect to such Notes (whether upon exchange, prepayment, maturity or otherwise, and whether in cash, Ordinary Shares or otherwise), and all subsequent payments with respect to the Notes will be subject to the deduction or withholding of such applicable Tax Jurisdiction taxes required by law to be deducted or withheld;

J.                   the Exchange Rate and, if applicable, the number of Ordinary Shares added to the Exchange Rate in accordance with Section 16.06; and

K.                the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes.

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A Notice of Tax Redemption shall be irrevocable. In the case of a Tax Redemption, a Holder may convert any or all of its Notes called for redemption at any time from the date of the Notice of Tax Redemption to the close of business on the second Business Day immediately preceding the Tax Redemption Date or, if the Company fails to pay the Tax Redemption Price, such later date on which the Company pays or duly provides for the Tax Redemption Price.

Section 16.03     Payment of Notes Called for Tax Redemption. If any Notice of Tax Redemption has been given in respect of the Notes in accordance with Section 16.02, the Notes shall become due and payable on the Tax Redemption Date at the place or places stated in the Notice of Tax Redemption and at the applicable Tax Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Notice of Tax Redemption, the Notes shall be paid and redeemed by the Company at the applicable Tax Redemption Price.

Section 16.04     Holders’ Right to Avoid Redemption. Notwithstanding anything to the contrary in this Article 16, if the Company has given a Notice of Tax Redemption as described in Section 16.02, each Holder of Notes shall have the right to elect that all or a part of such Holder’s Notes will not be subject to the Tax Redemption. If a Holder elects that its Notes shall not be subject to a Tax Redemption, neither the Company nor the Guarantor, as the case may be, shall be required to pay Additional Amounts with respect to payments made in respect of such Notes following the Tax Redemption Date, and all subsequent payments in respect of such Notes shall be subject to any tax required to be withheld or deducted under the laws of an applicable Tax Jurisdiction. The obligation to pay Additional Amounts to any electing Holder for payments made in periods prior to the Tax Redemption Date shall remain subject to the exceptions set forth under Section 4.10. Holders must exercise their option to elect to avoid a Tax Redemption by written notice (a “No Redemption Notice”) to the Trustee no later than the 10th calendar day prior to the Tax Redemption Date; provided that a Holder that complies with the requirements for exchange of its Notes as described in Article 14 before the close of business on the second Business Day immediately preceding the Tax Redemption Date (or, if the Company fails to pay the Redemption Price, such later date on which the Company pays or duly provides for the Redemption Price) shall be deemed to have validly delivered a No Redemption Notice.

Section 16.05     Restrictions on Tax Redemption. The Company may not redeem any Notes on any date if the Accreted Principal Amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Tax Redemption Date (or, if the Company fails to pay the Tax Redemption Price, such later date on which the Company pays the Tax Redemption Price) (except in the case of an acceleration resulting from a Default by the Company in the payment of the Tax Redemption Price with respect to such Notes).

Section 16.06     Mutatis Mutandis. The above provisions will apply, mutatis mutandis, to any successor of the Company (or the Guarantor) with respect to a Change in Tax Law occurring after the time such Person becomes successor to the Company (or the Guarantor).

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Article 17
Optional Redemption

Section 17.01     Optional Redemption. On or after June 1, 2023, the Company may redeem, at its option (an “Optional Redemption”), for cash, all or any portion of the Notes, at the Optional Redemption Price, if the Last Reported Sales Price of the Ordinary Shares has been at least 250% of the Exchange Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive day Trading Period, including at least one of the three Trading Days immediately preceding the date on which the Company provides the Notice of Optional Redemption in accordance with Section 17.02.

Holders may surrender Notes subject to Optional Redemption for exchange at any time prior to the close of business on the second business day prior to the Optional Redemption Date.

Section 17.02     Notice of Optional Redemption; Selection of Notes.

(a)               In case the Company exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Notes pursuant to Section 17.01, it shall fix a date for redemption (each, an “Optional Redemption Date”) and it shall deliver or cause to be delivered a notice of such Optional Redemption (a “Notice of Optional Redemption”) not less than 10 nor more than 60 calendar days prior to the Optional Redemption Date to the Trustee, the Paying Agent (if other than the Trustee) and each Holder of Notes.

(b)               Each Notice of Optional Redemption shall identify the provision of this Indenture permitting Optional Redemption and shall specify:

A.                the Optional Redemption Date;

B.                 the Optional Redemption Price;

C.                 the place or places where such Notes are to be surrendered for payment of the Optional Redemption Price

D.                that on the Optional Redemption Date, the Optional Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Optional Redemption Date;

E.                 that Holders may surrender Notes subject to such Optional Redemption for exchange at any time prior to the close of business on the second Business Day immediately preceding the Optional Redemption Date or, if the Company fails to pay the Optional Redemption Price, such later date on which the Company pays or duly provides for the Optional Redemption Price;

F.                  the procedures an exchanging Holder must follow to exchange its Notes called for redemption;

G.                the Exchange Rate; and

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H.                the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes subject to Optional Redemption.

A Notice of Optional Redemption shall be irrevocable. At the Company’s prior written request, the Trustee shall give the Notice of Optional Redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee not later than the close of business the Business Day prior to the date the Notice of Optional Redemption is to be sent (unless a shorter period shall be satisfactory to the Trustee), an Officer’s Certificate and a Company Order requesting that the Trustee give such Notice of Optional Redemption together with the Notice of Optional Redemption to be given setting forth the information to be stated therein as provided in the preceding paragraph. The Notice of Optional Redemption, if given in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Notice of Optional Redemption or any defect in the Notice of Optional Redemption to the Holder of any Note designated for Optional Redemption as a whole or in part shall not affect the validity of the proceedings for the Optional Redemption of any other Note.

(c)               If fewer than all of the outstanding Notes are to be redeemed, (i) if the Notes to be redeemed are Certificated Notes, the Trustee shall select the Notes or portions thereof to be redeemed (in Original Principal Amounts of $1,000 or integral multiples of the $1,000 Original Principal Amount in excess thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate, and in the case of the Global Note, in accordance with, and subject to, the Applicable Procedures. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for exchange shall be deemed (so far as may be possible) to be the portion selected for redemption.

Section 17.03     Payment of Notes Called for Redemption.

(a)               If any Notice of Optional Redemption has been given in respect of the Notes in accordance with Section 17.02, the Notes shall become due and payable on the Optional Redemption Date at the place or places stated in the Notice of Redemption and at the applicable Optional Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Notice of Optional Redemption, the Notes shall be paid and redeemed by the Company at the applicable Optional Redemption Price.

(b)               Prior to 10:00 a.m., New York City time, on the Optional Redemption Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as the Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04 an amount of cash (in immediately available funds if deposited on the Optional Redemption Date), sufficient to pay the Optional Redemption Price of all of the Notes to be redeemed on such Optional Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Optional Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Optional Redemption Price.

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Section 17.04     Restrictions on Optional Redemption. The Company may not redeem any Notes on any date if the Accreted Principal Amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded on or prior to the Optional Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Optional Redemption Price with respect to such Notes).

Article 18
Miscellaneous Provisions

Section 18.01     Provisions Binding on Company’s and the Guarantor’s Successors. All the covenants, stipulations, promises and agreements of each of the Company and the Guarantor contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 18.02     Official Acts by Successor Entity. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company or the Guarantor shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company or the Guarantor, as the case may be.

Section 18.03     Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company or the Guarantor shall be in writing (including facsimile and electronic mail in PDF format) and shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is furnished by the Company or the Guarantor to the Trustee) NCL Corporation Ltd., Attention: Daniel S. Farkas, e-mail (dfarkas@ncl.com), with a copy to Norwegian Cruise Line Holdings Ltd., Attention: Daniel S. Farkas, e-mail (dfarkas@ncl.com). Any notice, direction, request or demand hereunder to or upon the Trustee shall be in writing (including facsimile and electronic mail in PDF format) and shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder of Certificated Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the Applicable Procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed.

Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

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In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic notices, instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit notices, instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 18.04     Governing Law. THIS INDENTURE, EACH NOTE AND THE GUARANTEE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, EACH NOTE AND THE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 18.05     Exchange Delay for Filing Under HSR Act. In the event any Holder would be required to make a filing pursuant to the HSR Act or any other applicable Antitrust Law in connection with the exchange of Notes, at the option of such Holder upon written notice to the Company, the delivery of Ordinary Shares in connection with such exchange and any applicable deadline to exercise the exchange right shall be delayed (only to the extent necessary to avoid a violation of the HSR Act or any other applicable Antitrust Law), until such Holder shall have made such filing and the applicable waiting period shall have expired or been terminated. If the exchange of any Notes is delayed pursuant to the preceding sentence at a time when the Company desires to redeem Notes pursuant to Article 16 or Article 17, the consummation of such redemption shall not occur until such Holder shall have made such filing under the HSR Act or any other applicable Antitrust Law and the waiting period in connection with such filing shall have expired or been terminated. The Company shall provide the Trustee with written notice of any such delay.

Section 18.06     Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate and Opinion of Counsel stating that in the opinion of the signors, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied (except that no such Opinion of Counsel shall be required to be furnished to the Trustee in connection with the issuance of the Notes on the date of this Indenture).

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Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.09) shall include (i) a statement that the Person making such certificate has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (iii) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the judgment of such Person, such covenant or condition has been complied with.

Notwithstanding anything to the contrary in this Section 18.06, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to such Opinion of Counsel.

Section 18.07     Legal Holidays. If any Interest Accrual/Payment Date, any Fundamental Change Repurchase Date, any Tax Redemption Date, any Optional Redemption Date or the Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 18.08     No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 18.09     Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Custodian, any Exchange Agent, any authenticating agent, any Paying Agent and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 18.10     Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 18.11     Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

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Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 18.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 7.06, Section 8.03 and this Section 18.11 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 18.11, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

__________________________,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By: ____________________
Authorized Officer

Section 18.12     Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

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Section 18.13     Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 18.14     Waiver of Jury Trial; Submission of Jurisdiction. EACH OF THE COMPANY, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE COMPANY AND THE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK (EACH, A “COURT”) IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES AND THE GUARANTEE, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY, THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE, THE NOTES OR THE GUARANTEE BROUGHT IN ANY OF THE AFORESAID COURTS AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 18.15     Appointment of Agent for Service of Process. The NCL Parties hereby irrevocably designate, appoint and empower Corporate Creations International, Inc. as their designee, appointee and agent to receive, accept and acknowledge for and on their behalf, and their properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against them in any such Court with respect to its obligations, liabilities or any other matter arising out of or in connection with this Indenture, the Notes or the Guarantee and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such Courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the NCL Parties agree to designate a new designee, appointee and agent in the County of New York on the terms and for the purposes of this Section 18.15 satisfactory to the Trustee. The NCL Parties further hereby irrevocably consent and agree to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against them by serving a copy thereof upon the relevant agent for service of process referred to in this Section 18.15 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid, to the NCL Parties, at the address specified in or designated pursuant to this Indenture. The NCL Parties agree that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Trustee to service any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the NCL Parties or bring actions, suits or proceedings against them in such other jurisdictions, and in such manner, as may be permitted by applicable law.

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Section 18.16     Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 18.17     Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes or this Indenture. These calculations include, but are not limited to, determinations of the Stock Price or Trading Price, the Last Reported Sale Prices per Ordinary Share, the Daily VWAP, accruals of interest to be added to the Accreted Principal Amount of Notes, accrued interest payable on the Notes and the Exchange Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, such calculations shall be final and binding on Holders of Notes, the Trustee and the Exchange Agent. The Company shall provide a schedule of its calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and Exchange Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company.

Section 18.18.    U.S.A. Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, pursuant to Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee is required to obtain, verify, record and up-date certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agrees to provide to the Trustee, upon its re-quest from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with the Applicable Law.

Section 18.18     Tax Withholding for U.S. Federal Tax Distributions. Notwithstanding any other provision of this Indenture, the Trustee shall be entitled to make a deduction or withholding from any payment which it makes under this Indenture for or on account of any present or future taxes (including backup withholding taxes), if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant Holder failing to satisfy any certification or other requirements in respect of the Notes, in which event the Trustee shall make such payment of cash or Ordinary Shares (including any payments received upon exchange of the Notes or any amounts received upon the repurchase of the Notes or Ordinary Share) after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted.

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Section 18.19     FATCA. In order to enable the Company and the Trustee to comply with its obligation with respect to this Indenture and the Notes under FATCA (inclusive of official interpretations of FATCA promulgated by competent authorities), any applicable agreement entered into pursuant to Section 1471(b) of the Code and/or any applicable intergovernmental agreement entered into in order to implement FATCA, each of the Company and the Trustee each agree (i) to provide to one another such reasonable information that is within its possession and is reasonably requested by the other to assist the other in determining whether it has tax related obligations under FATCA, and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with FATCA. The terms of this section shall survive the termination of this Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

ISSUER:

NCL CORPORATION LTD.

By:	/s/ Mark A. Kempa
Name: Mark A. Kempa
Title: Executive Vice President and Chief Financial Officer

GUARANTOR:

NORWEGIAN CRUISE LINE HOLDINGS LTD.

By:	/s/ Mark A. Kempa
Name: Mark A. Kempa
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joshua A. Hahn
Name: Joshua A. Hahn
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY:

THIS SECURITY, THE PREFERENCE SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY AND THE ORDINARY SHARES, IF ANY, ISSUABLE UPON EXCHANGE FOR THE PREFERENCE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1.	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT AN AFFILIATE OF NORWEGIAN CRUISE LINE HOLDINGS LTD. (“NCLH”), AND

2.	AGREES FOR THE BENEFIT OF NCL CORPORATION LTD. (THE “COMPANY”) AND NCLH THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW EXCEPT:

(i)	TO THE COMPANY, NCLH OR ANY SUBSIDIARY THEREOF;

Exhibit A-1

(ii)	PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT;

(iii)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT THAT IS NOT AN AFFILIATE OF NCLH; OR

(iv)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE) UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2) (iv) ABOVE, THE COMPANY, NCLH AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR NCLH AND NO PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR NCLH DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.]

Exhibit A-2

NCL CORPORATION LTD.

Exchangeable Senior Note due 2026

No. A-[ ]	[Initially][1] $[ ]

CUSIP No. [ ]

NCL Corporation Ltd., a Bermuda exempted company (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [__________]3, or registered assigns, the Accreted Principal Amount hereof [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of $[ ]]5 or such other amount as reflected on the books and records of the Trustee and the Depositary, on June 1, 2026 and interest thereon as set forth below.

Until but not including June 1, 2021, no cash interest shall be payable on the Notes. Instead, accrued interest at a rate of 7.00% per annum shall be added as an accretion to the principal amount of the Notes on each Accretion-only Interest Accrual Date. On each Accretion-only Interest Accrual Date, the principal amount of each Note shall be increased to equal the Accreted Principal Amount of such Note immediately prior to such Accretion-only Interest Accrual Date, plus the amount of interest accrued on such Accreted Principal Amount during the period beginning on the preceding Accretion-only Interest Accrual Date (or if none, during the period beginning on the Issue Date) and ending on, but excluding, the succeeding Accretion-only Interest Accrual Date. On and following June 1, 2021 until but not including June 1, 2025, interest shall accrue in a combination of (x) cash at a rate of 3.00% per annum and (y) accreted interest at a rate of 4.50% per annum added as an accretion to the principal amount of the Notes on each Accretion/Cash Interest Accrual Date. On each Accretion/Cash Interest Accrual Date, the cash portion of the accrued interest shall be paid and the principal amount of each Note shall be increased to equal the Accreted Principal Amount of such Note immediately prior to such Accretion/Cash Interest Accrual Date, plus the amount of interest on such Accreted Principal Amount during the period beginning on the preceding Interest Accrual/Payment Date (or if none, from the first anniversary of the Issue Date) and ending on, but excluding the succeeding Interest Accrual/Payment Date. On and following June 1, 2025, interest shall accrue in cash at a rate of 7.50% per annum and be paid in arrears on each Cash-only Interest Payment Date. Any reference herein to the principal amount of a Note at any time shall be a reference to its Accreted Principal Amount at such time. On each Interest Accrual Date, if requested by the Trustee and/or the Holders of a majority of the aggregate principal amount of the Notes, the Company shall be required to notify the Trustee and each Holder of the Notes of the then current Accreted Principal Amount per Note. Additional Cash Interest will be payable as set forth in Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Cash Interest if, in such context, Additional Cash Interest is, was or would be payable pursuant to Section 6.03, and any express mention of the payment of Additional Cash Interest in any provision therein and herein shall not be construed as excluding Additional Cash Interest in those provisions thereof and hereof where such express mention is not made.

[1]	Include if a global note.

[2]	Include if a global note.

[3]	Include if a certificated note.

[4]	Include if a global note.

[5]	Include if a certificated note.

Exhibit A-3

Any Defaulted Amounts shall accrue interest per annum at the rate set forth in Section 4.01 from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election in accordance with Section 2.03(c) of the Indenture.

The Company shall pay the principal of and cash interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) upon presentation thereof at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Paying Agent in respect of the Notes and its agency in the continental United States as a place where Notes may be presented for payment or for registration of transfer.

Reference is made to the further provisions of this Note set forth on the reverse hereof including, without limitation, provisions giving the Holder of this Note the right to exchange this Note into Preference Shares, which the Company shall cause to be exchanged for Ordinary Shares on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

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Exhibit A-4

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

NCL CORPORATION LTD.

By:
Name:

Title:

Dat1ed:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
U.S. Bank National Association, as Trustee,
certifies that this is one of the Notes described
in the within-named Indenture.

By:
Authorized Signatory

Exhibit A-5

[FORM OF REVERSE OF NOTE]

NCL CORPORATION LTD.,
Exchangeable Senior Note due 2026

This Note is one of a duly authorized issue of Notes of the Company, designated as its Exchangeable Senior Notes due 2026 (the “Notes”), limited to an aggregate Original Principal Amount of $400,000,000 all issued under and pursuant to an Indenture dated as of May 28, 2020 (the “Indenture”), among the Company, the Guarantor and U.S. Bank National Association, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Exchange Agent, the Company and the Holders of the Notes. The Notes represent the aggregate Accreted Principal Amount of outstanding Notes from time to time endorsed hereon and the aggregate Accreted Principal Amount of outstanding Notes represented hereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, exchanges into preference shares and the issuance of ordinary shares, transfers or exchanges permitted by the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the Accreted Principal Amount of all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture. In the case certain Events of Default relating to a bankruptcy (or similar proceeding) with respect to the Guarantor or the Company shall have occurred, the Accreted Principal Amount of all Notes shall automatically become immediately due and payable, as set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Tax Redemption Price on a Tax Redemption Date, the Optional Redemption Price on an Optional Redemption Date, the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the Accreted Principal Amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. Upon exchange of any Note, the Company shall deliver Ordinary Shares.

The Indenture contains provisions permitting the Company, the Guarantor and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

Exhibit A-6

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal (including the Optional Redemption Price, Tax Redemption Price and Fundamental Change Repurchase Price, if applicable) of or the consideration due upon exchange for, as the case may be, and accrued and unpaid interest on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of $1,000 Original Principal Amount and integral multiples of $1,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate Original Principal Amount and Accreted Principal Amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund. Under certain circumstances specified in the Indenture, the Notes will be subject to redemption by the Company at the Optional Redemption Price or Tax Redemption Price, as applicable.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in Original Principal Amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, until the close of business on the Business Day immediately preceding the Maturity Date, to exchange any Notes or portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof at the Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

Exhibit A-7

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

Exhibit A-8

SCHEDULE A6

SCHEDULE OF EXCHANGES OF NOTES

NCL Corporation Ltd.,
Exchangeable Senior Notes due 2026

The initial Original Principal Amount of this Global Note is ___________ DOLLARS ($[______]). The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Original Principal Amount of this Global Note	Amount of increase in Original Principal Amount of this Global Note	Original Principal Amount of this Global Note following such decrease or increase	Aggregate amount of accreted interest on Original Principal Amount of this Global Note	Signature of authorized signatory of Trustee or Custodian

[6]	Include if a global note.

Exhibit A-9

Date of Exchange	Amount of decrease in Original Principal Amount of this Global Note	Amount of increase in Original Principal Amount of this Global Note	Original Principal Amount of this Global Note following such decrease or increase	Aggregate amount of accreted interest on Original Principal Amount of this Global Note	Signature of authorized signatory of Trustee or Custodian

Exhibit A-10

ATTACHMENT 1

[FORM OF NOTICE OF EXCHANGE]

To: NCL Corporation Ltd.,

U.S. Bank National Association, as Exchange Agent

The undersigned registered owner of this Note hereby exercises the option to exchange this Note, or the portion hereof (that is $1,000 Original Principal Amount or an integral multiple of $1,000 in excess thereof) below, along with the accreted amount of principal thereon, designated into a number of Preference Shares in the Company, which the Company shall cause to be exchanged for a number of Ordinary Shares in accordance with the terms of the Indenture referred to in this Note, and directs that any Ordinary Shares deliverable upon such exchange, together with any cash payable for any fractional Ordinary Share, and any Notes representing any unexchanged Original Principal Amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.

If any Ordinary Shares or any portion of this Note not exchanged are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

In the case of Certificated Notes, the certificate numbers of the Notes to be exchanged are as set forth below: __________________________

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if Ordinary Shares are to
be delivered, or
Notes are to be delivered, other than
to and in the name of the registered holder.

Exhibit A-11

Fill in for registration of Ordinary Shares if
to be issued, and Notes if to
be delivered, other than to and in the
name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Original Principal Amount to be exchanged (if less than all): $______,000

Accreted Principal Amount to be exchanged (if less than all): $_____,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

Exhibit A-12

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: NCL Corporation Ltd.,

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from NCL Corporation Ltd., (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire Accreted Principal Amount of this Note, or the portion thereof (that is $1,000 Original Principal Amount or an integral multiple of $1,000 in excess thereof) below designated, along with the accreted amount of principal thereon, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Accrual/Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below: __________________________

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Original Principal Amount to be repurchased (if less than all): $____,000

Accreted Principal Amount to be exchanged (if less than all): $____,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Exhibit A-13

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note, the undersigned confirms that such Note is being transferred:

•	To Norwegian Cruise Line Holdings Ltd., or a Subsidiary thereof (including NCL Corporation Ltd.,); or

•	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended.

Exhibit A-14

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Exhibit A-15